Exhibit 10.23

FACILITIES LEASE AGREEMENT

BETWEEN

INLAND PPD HUDSON ASSOCIATES, L.L.C.

AND

CORNELL CORRECTIONS OF CALIFORNIA, INC.

DATED AS OF SEPTEMBER 24, 2008

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FACILITIES LEASE AGREEMENT

This Facilities Lease Agreement (this “Lease Agreement”) is entered into and effective as of the 24th day of September, 2008, by and between INLAND PPD HUDSON ASSOCIATES, L.L.C., a Delaware limited liability company (“Landlord”), and CORNELL CORRECTIONS OF CALIFORNIA, INC., a California corporation (“Tenant”).

RECITALS

A.            Landlord and Tenant are parties to that certain Development Agreement dated as of August 4, 2008 (as amended and in effect from time to time, the “Development Agreement”).

B.            Pursuant to the Development Agreement and that certain Purchase Agreement dated as August 4, 2008, entered by Landlord and WBP Leasing, Inc., a Delaware corporation (the “Purchase Agreement”), Landlord acquired fee title to that certain real property located in the Town of Hudson, County of Weld, State of Colorado, and described in Schedule A, attached hereto (the “Property”).

C.            Pursuant to the Development Agreement, Landlord and Tenant entered into a ground lease agreement of such Property dated as September 24, 2008 (the “Ground Lease Agreement” and, together with this Lease Agreement, collectively, the “Lease Agreements”).

D.            Tenant and Colorado Department of Corrections (the “Governmental Entity”) have entered into that certain Implementation Agreement dated August 5, 2008 (the “Operating Agreement”) governing certain operations and services to be provided by Tenant in connection with the housing and detention of inmates or detainees at the Facility (as defined in the Development Agreement) to be constructed on the Property.

E.            Landlord and Tenant desire to provide for the lease by Landlord to Tenant of the Facility and the other Leased Property (as defined below).

F.             Landlord and Tenant desire to set forth in this Lease Agreement the terms and conditions applicable to such lease of the Facility and other Leased Property.

NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions set forth in this Lease Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.01        Defined Terms.  The following terms shall have the respective meanings assigned below:

“Additional Rent” shall have the meaning assigned to such term in Section 3.02 hereof.

“Affiliate” shall have the meaning assigned to such term in Section 14.02(a) hereof.

“Aggregate Leased Property” shall have the meaning assigned to such term in Section 12.01 hereof.

“Allocated Price” shall have the meaning assigned to such term in Section 13.01 hereof.

“Award” shall have the meaning assigned to such term in Section 12.02 hereof.

“Base Rent” shall have the meaning assigned to such term in Section 3.01 hereof.

“Capital Additions” shall have the meaning assigned to such term in Section 9.01 hereof.

“CERCLA” shall have the meaning assigned to such term in Section 6.04 hereof.

“Commencement Date” shall have the meaning assigned to such term in Section 2.02 hereof.

“Condemnation” shall have the meaning assigned to such term in Section 12.01 hereof.

“CPI-U” means the Consumer Price Index for All Urban Consumers published by the United States Bureau of Labor Statistics.

“Designated Rate” means a fixed, annual rate equal to ten and one-half percent (10.5%), as such rate may be adjusted in accordance with Section 2.03(c) hereof.

“Development Agreement” shall have the meaning assigned to such term in the recitals.

“Environmental Laws” shall have the meaning assigned to such term in Section 6.03(a) hereof.

“Estoppel Certificate” shall have the meaning assigned to such term in Section 15.04(a) hereof.

“Event of Default” shall have the meaning assigned to such term in Section 10.01(a) hereof.

“Expiration Date” shall have the meaning assigned to such term in Section 2.02 hereof.

“Extended Term” shall have the meaning assigned to such term in Section 2.03(a) hereof.

“Financially Responsible Test” shall have the meaning assigned to such term in Section 14.02(a) hereof.

“First Extension Designated Rate” shall have the meaning assigned to such term in Section 2.03(c) hereof.

“Fixtures” shall have the meaning assigned to such term in Section 2.01(b) hereof.

“Governmental Entity” shall have the meaning assigned to such term in the recitals.

“Ground Lease Agreement” shall have the meaning assigned to such term in the recitals.

“Hazardous Materials” shall have the meaning assigned to such term in Section 6.04 hereof.

“Hazardous Materials Law” shall have the meaning assigned to such term in Section 6.04 hereof.

“Impositions” shall have the meaning assigned to such term in Section 4.02 hereof.

“Improvements” shall have the meaning assigned to such term in Section 2.01(a) hereof.

“Initial Term” shall have the meaning assigned to such term in Section 2.02 hereof.

“Land” means the Property, together with all rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereto belonging, and any easements, rights-of-way, rights of ingress or egress or other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property.

“Landlord” shall have the meaning assigned to such term in the introductory paragraph.

“Landlord Change of Control” shall have the meaning assigned to such term in Section 13.01 hereof.

“Landlord Designee” shall have the meaning assigned to such term in Section 10.02 hereof.

“Landlord Financing Terms” shall have the meaning assigned to such term in Section 9.09(a) hereof.

“Landlord’s Notice” shall have the meaning assigned to such term in Section 13.01 hereof.

“Lease Agreement” shall have the meaning assigned to such term in the introductory paragraph.

“Lease Agreements” shall have the meaning assigned to such term in the recitals.

“Lease Year” shall have the meaning assigned to such term in Section 2.03(d) hereof.

“Leased Property” shall have the meaning assigned to such term in Section 2.01 hereof.

“Letter of Credit” shall have the meaning assigned to such term in Section 14.02(a) hereof.

“Monthly Rental Amount” means, as determined for each Rental Payment Date, an amount equal to the quotient obtained upon dividing (i) the product obtained upon multiplying (a) the aggregate amount of Construction Funds (as defined in the Development Agreement) outstanding under the Development Agreement on such Rental Payment Date, times (b) the Designated Rate (expressed in decimal form), by (ii) 12.  An example illustrating calculation of the Monthly Rental Amount is attached hereto as Schedule C.

“Multiple Property Transfer” shall have the meaning assigned to such term in Section 13.01 hereof.

“New York Prime Rate” shall have the meaning assigned to such term in Section 10.02(a) hereof.

“Notices” shall have the meaning assigned to such term in Section 16.01 hereof.

“Offer” shall have the meaning assigned to such term in Section 13.01 hereof.

“Operating Agreement” shall have the meaning assigned to such term in the recitals.

“Person” means any natural person, partnership, corporation, limited liability company, association, trust or other legal entity

“Permitted Exceptions” shall have the meaning assigned to such term in Section 2.01 hereof.

“Permitted Transferee” shall have the meaning assigned to such term in Section 14.02 hereof.

“Primary Intended Use” shall have the meaning assigned to such term in Section 9.01 hereof.

“Property” shall have the meaning assigned to such term in the recitals.

“Purchase Agreement” shall have the meaning assigned to such term in the recitals.

“Purchase Refusal Right” shall have the meaning assigned to such term in Section 13.01 hereof.

“RCRA” shall have the meaning assigned to such term in Section 6.04 hereof.

“Rent” shall have the meaning assigned to such term in Section 3.03 hereof.

“Rental Commencement Date” means the first day of the calendar month that immediately follows the calendar month during which there occurs the Deemed Completion Date.

“Rental Payment Date” means each date on which Base Rent is payable in accordance with Section 3.01 hereof.

“Return Date” shall have the meaning assigned to such term in Section 14.02(a) hereof.

“RFP’s” shall have the meaning assigned to such term in Section 14.04 hereof.

“SARA” shall have the meaning assigned to such term in Section 6.04 hereof.

“Security Amount” shall have the meaning assigned to such term in Section 14.02(a) hereof.

“Service Agreements” shall have the meaning assigned to such term in Section 14.04 hereof.

“SNDA” shall have the meaning assigned to such term in Section 15.03 hereof.

“Sublease Agreements” shall have the meaning assigned to such term in Section 14.04 hereof.

“Substantial Repairs” shall have the meaning assigned to such term in Section 11.01 hereof.

“Tenant” shall have the meaning assigned to such term in the introductory paragraph.

“Tenant Parent” shall have the meaning assigned to such term in Section 7.04(b) hereof.

“Tenant Improvement” and “Tenant Improvements” shall have the meaning assigned to such term in Section 9.01 hereof.

“Term” shall have the meaning assigned to such term in Section 2.03(d) hereof.

“Test Period” shall have the meaning assigned to such term in Section 14.02(a) hereof.

“Transfer” shall have the meaning assigned to such term in Section 13.01 hereof.

1.02        Incorporation of Defined Terms.  Capitalized terms not otherwise defined herein and which are defined in the Development Agreement shall have the respective meanings assigned to such terms in the Development Agreement.

1.03        Rules of Construction.

(a)           Words in any agreement or document importing the singular shall include the plural and vice versus;

(b)           Unless otherwise indicated, any reference in any agreement or document to any person shall be construed so as to include such person and any subsequent successors, transferees and assignees thereof in accordance with the respective interests;

(c)           Unless otherwise indicated, any reference in any agreement or document to such agreement or document or any other agreement or document shall be construed as a reference to each such agreement or document or, as the case may be, such other agreement or document, together with any recitals, schedules or annexes thereto, all as amended, supplemented, restated, novated or replaced;

(d)           Any reference in any agreement or document to a statute or enactment or order shall be construed as a reference to such statute, enactment or order as from time to time amended or reenacted; and

(e)           Clause and schedule headings contained, and any index or table of contents to, any agreement or document or for ease of reference only and shall be ignored in construing such agreement or document.

ARTICLE II

PREMISES AND TERM

2.01        Leased Property.  Landlord hereby leases to Tenant and Tenant leases from Landlord the Improvements and Fixtures located or to be located on the Land (each as more particularly described and defined below, and the foregoing shall collectively be known and referred to as the “Leased Property”).  Such Leased Property shall consist of:

(a)           All buildings, improvements, structures and fixtures now located or to be located or to be constructed on the Land, including, without limitation, the Facility and all landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, and other so-called “infrastructure” improvements (collectively, the “Improvements”); and

(b)           All equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, located in, on or used in connection with, and permanently affixed to or incorporated into, the Improvements including, without limitation, all furnaces, boilers, heaters, electrical equipment, electronic security equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”);

SUBJECT, HOWEVER, to the easements, liens, encumbrances, restrictions, agreements, and other title matters listed or specifically referred to or listed in Schedule B hereto (collectively, “Permitted Exceptions”).

2.02        Term.  The initial term (the “Initial Term”) of this Lease Agreement shall be for a fixed term commencing on the date hereof (the “Commencement Date”), and ending on expiration at midnight ten years after the Deemed Completion Date, unless earlier terminated or extended as provided herein (the “Expiration Date”).

2.03        Option to Renew.

(a)           Provided that, at the time of such exercise, (i) this Lease Agreement is in full force and effect, and (ii) no Event of Default shall have occurred and be continuing (either at the time of exercise or at the commencement of an Extended Term), Tenant shall have the exclusive right and option to extend the Term of this Lease Agreement for up to two (2) additional terms (each an “Extended Term” and collectively, the “Extended Terms”) of ten (10) years each by giving written notice to Landlord not later than three (3) months nor earlier than twelve (12) months prior to the expiration date of the Term then in effect.  The effective giving of such notice of extension by Tenant shall automatically extend the Term of this Lease Agreement for the applicable Extended Term, and no instrument of renewal or extension need be executed, In the event that Tenant fails timely to give such notice to Landlord, this Lease Agreement shall automatically terminate at the end of the Term then in effect, and Tenant shall have no further option to extend the Term of this Lease Agreement, unless Landlord accepts such untimely notice in writing.  Each Extended Term shall commence on the day immediately succeeding the expiration date of the Term then in effect, and shall end on the day immediately preceding the tenth (10th) anniversary of the first day of such Extended Term.  Each Extended Term shall be on all the terms and conditions of this Lease Agreement, except: (i) during the second Extended Term, Tenant shall have no further option to extend the Term, and (ii) the Base Rent for each Extended Term shall be adjusted in accordance with Paragraph (c), below, based on the CPI-U as of the commencement of the applicable Extended Term.

(b)           After receipt by Landlord of a notice from Tenant electing to extend the Term of this Lease Agreement under Subsections 2.03(a) above, Landlord and Tenant shall thereafter as soon as practicable determine and set forth in a written acknowledgement any adjustment to the Base Rent in accordance with Paragraph (c) below in connection to such extension.

(c)           In the event Tenant elects to extend the Initial Term, the Designated Rate to be applicable during the initial Extended Term will be adjusted to reflect the net change in consumer prices during the period commencing with the Rental Commencement Date and ending on the expiration of the Initial Term, such net change and resulting adjustment to be determined by reference to the CPI-U as of the beginning and end of such period.  The resulting adjusted Designated Rate (the “First Extension Designated Rate”) will be used for the first Extended Term.  In the event Tenant elects to extend the Term for a second ten year period, the First Extension Designated Rate will be adjusted in the same manner to reflect the net change in consumer prices during the period commencing with the first day of the initial Extended Term and ending on the expiration of such initial Extended Term, such net change and resulting adjustment to be determined by reference to the CPI-U as of the beginning and end of such period.  The resulting adjusted First Extension Designated Rate will be used for the second Extended Term.  In applying the CPI-U for purposes of calculating the Designated Rate to be applicable during an Extended Term, the CPI-U for the months in which there occurred the first and last Rental Payment Dates of the immediately preceding Term shall be used.  Attached as Schedule D is an example illustrating calculation of an adjustment to the Designated Rate in connection with a hypothetical Extended Term.

(d)           The term “Term” used in this Lease Agreement means the Initial Term, and any Extended Term exercised hereunder, as appropriate.  The term “Lease Year” means each twelve

(12) month period during the Term commencing on the Commencement Date or, if the Commencement Date is not the first day of a calendar month, the first Lease Year shall consist of the partial calendar month following the Commencement Date and the succeeding twelve full calendar months, and each successive twelve month period thereafter during the Term, provided that the last Lease Year shall end on the expiration or earlier termination of the Term.

2.04        Holding Over.  Should Tenant, without the express consent of Landlord, continue to hold and occupy the Leased Property after the expiration of the Term, such holding over beyond the Term and the acceptance or collection of Rent (as defined below) by Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever.  Tenant shall be liable for all damages incurred by Landlord as a result of any such holdover and, in addition to such damages, during any such holdover period, Tenant shall pay to Landlord for each month (or portion thereof) Tenant remains in the Leased Property, one hundred and fifty percent (150%) of the Base Rent in effect on the expiration date and all Additional Rent applicable to such holdover period.  Such month-to-month tenancy may be terminated by Landlord by giving Tenant thirty (30) days written notice, and at any time after such termination, Landlord may re-enter and take possession of the Leased Property in accordance with applicable law.

2.05        Surrender.  Except as a result of (i) Tenant Improvements and Capital Additions, (ii) normal wear and tear, taking into consideration the purpose for which the Leased Property is to be used and the degree of wear and tear on physical plant facilities and systems in other similar correctional/detention facilities, and (iii) casualty, taking or other damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property at the expiration or termination of the Term (including any Extended Terms), in generally good order and condition.

ARTICLE III

RENT

3.01        Base Rent.  Tenant shall pay Landlord base rent for the Leased Property, without notice, demand, set-off or counterclaim, in advance, in lawful money of the United States of America in the amount specified below (the “Base Rent”) for the Term, in consecutive monthly installments, each in an amount equal to the Monthly Rental Amount for the Rental Payment Date on which such Monthly Rental Amount is payable, payable in advance on the Rental Commencement Date and thereafter on the first calendar day of each succeeding month during the Term.  No Base Rent shall be payable prior to the Rental Commencement Date.  Any Base Rent payable for a portion of a month shall be prorated based upon the number of days in the applicable month and an appropriate payment or refund, as the case may be, shall be made in accordance with the terms herein, so as to charge Tenant only for the fractional month falling within the Term.

3.02        Additional Rent.  In addition to Base Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions (as hereinafter defined ) which Tenant assumes or agrees to pay under this Lease Agreement and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively, the “Additional Rent”).

3.03        Place(s) of Direct Payment of Base Rent and Additional Rent.  The Base Rent and Additional Rent are hereinafter collectively referred to as “Rent.”  Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease Agreement or by statute, rule or regulation or otherwise with respect to nonpayment of the Rent.  Tenant shall make all payments of Base Rent at Landlord’s principal place of business or as Landlord may otherwise from time to time direct in writing, and all payments of Additional Rent directly to the person or persons to whom such amount is owing at the time and times when such payments are due, and shall give to Landlord such evidence of such direct payments as Landlord shall request.

3.04        Net Lease.  This Lease Agreement shall be deemed and construed to be an “absolute net lease” or “triple net lease,” and Tenant shall pay all Rent, Impositions, and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction or set-off.

3.05        No Termination, Abatement, etc.  Except as otherwise specifically provided in this Lease Agreement, Tenant shall remain bound by this Lease Agreement in accordance with its terms.  Except as otherwise specifically provided in this Lease Agreement, Tenant shall not, without the prior written consent of Landlord, modify, surrender or terminate this Lease Agreement, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent.  Except as specifically provided in this Lease Agreement, the obligations of Landlord and Tenant shall not be affected by reason of (i) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any part thereof, the interference with such use by any Person, corporation, partnership or other entity, or by reason of eviction by paramount title, in each case not resulting due to actions taken by, or claims asserted against, Landlord, (ii) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (iii) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or (v) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Tenant, any Affiliate, or any assignee or transferee of Tenant.  Except as otherwise specifically provided in this Lease Agreement, and to the maximum extent permitted by law, Tenant hereby specifically waives all rights, including, but not limited to, any rights under any statute relating to rights of tenants in any state in which the Leased Property is located, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease Agreement or quit or surrender the Leased Property or any portion thereof; or (b) entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder.  The obligations of Landlord and Tenant hereunder shall be separate agreements, and the Rent and all other sums shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease Agreement or by termination of this Lease Agreement.

ARTICLE IV

IMPOSITIONS AND UTILITIES

4.01        Payment of Impositions.  Subject to the adjustments set forth herein, Tenant shall pay, as Additional Rent, all Impositions that may be levied or become a lien on the Leased Property or any part thereof at any time during the Term, before the same become delinquent.  Tenant shall furnish to Landlord on an annual basis copies of official receipts or other satisfactory proof evidencing such payments.  Tenant’s obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions are assessed upon the Leased Property or any part thereof.  Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities; provided, however, Landlord shall be responsible for the preparation and filing of any such tax returns or reports in respect of any real or personal property owned by Landlord.  Tenant shall be entitled to any refund due from any taxing authority attributable to Impositions for which Tenant has paid.  Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.  In the event governmental authorities classify any property covered by this Lease Agreement as personal property, Landlord and Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file with respect to their respective owned personal property.  Landlord, to the extent it possesses the same, and Tenant, to the extent it possess the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.  Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest.  Tenant may, upon notice to Landlord, at Tenant’s option and at Tenant’s sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant’s expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action.  Tenant shall provide Landlord copies of all materials filed or presented in connection with any such proceeding.  Tenant shall promptly reimburse Landlord for all personal property taxes paid by Landlord upon receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.  Impositions imposed in respect to the tax-fiscal period during which the Term commences and terminates shall be adjusted and prorated between Landlord and Tenant on a per diem basis, with Tenant being obligated to pay its pro rata share from and including the Commencement Date to and including the expiration or termination date of the Term, and Tenant’s obligation to pay its prorated share thereof shall survive such termination.  Tenant shall have no obligation to pay any such Imposition that is imposed for periods before or after such commencement or termination.

4.02        Definition of Impositions.  “Impositions” means, collectively, the following: (a) taxes (including, without limitation, all real estate and personal property ad valorem (whether assessed as part of the real estate or separately assessed as unsecured personal property), sales and use, business or occupation, single business, gross receipts, transaction, privilege, rent or similar taxes, but not including income or excise taxes payable with respect to Landlord’s receipt of Rent), (b) assessments (including without limitation, all assessments for public improvements or benefits, provided such assessments are payable during the Term); (c) ground rents, water, sewer or other rents, fees and charges, excises, tax levies, and fees (including, without limitation, license, permit, inspection, authorization and similar fees); (d) all taxes imposed on Tenant’s operation of the Leased Property, including, without limitation, employee withholding taxes, income taxes and intangible taxes, sales and use taxes; (e) any taxes arising out of or incurred as a result of any sale, transfer, assignment or other disposition by Tenant of its interest in the Leased Property or this Lease Agreement, whether or not permitted under this Lease Agreement; and (f) all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof (including all interests and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon any of the following: (i) Landlord or Landlord’s interest in the Leased Property or any part thereof; (ii) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof.  Tenant shall not, however, be required to pay (y) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord, or (z) any income, franchise, transfer, documentary stamp, intangible, gross receipts, inheritance, devolution, gift, estate, payroll, stamp act, or reassessment or supplemental assessments of ad valorem real or personal property taxes due to the sale, transfer, assignment or other disposition of the title, estate or interest of Landlord in the Leased Property or this Lease Agreement.

4.03        Utilities.  Tenant shall be responsible to procure the supply of any and all utilities necessary for Tenant’s use and occupation of the Leased Property and Landlord will have absolutely no responsibility or obligation to provide any utility or other service to the Leased Property.  Tenant shall contract for, in its own name, and will pay, as Additional Rent all taxes, assessments, charges/deposits, fees and bills for utilities including, without limitation, charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, trash collection, internet access and all other utilities that may be charged against any occupant or user of the Improvements during the Term.  Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines.

4.04        Escrow of Impositions.  In the event Tenant fails to timely pay any or all of the Impositions with respect to the Facility two (2) times in any one (1) tax period or three (3) times in any two (2) consecutive tax periods, then, upon ten (10) days written notice from Landlord to Tenant, Tenant shall thereafter deposit with Landlord on the first day of each month during the remaining Term hereof and any extended Term, a sum equal to one-twelfth (l/12th) of Landlord’s reasonable estimate of the Impositions assessed or to be assessed against such Leased Property during the tax year of the then applicable Lease Year, which sum shall be used by Landlord toward payment of such Impositions.  If at the end of any applicable tax year, any such funds held by Landlord are insufficient to make full payment of taxes or other Impositions for which such funds are held, Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this paragraph.  If, however, at the end of any applicable tax year, such funds held by Landlord are in excess of the total payment required to satisfy taxes or other Impositions for which such funds are held, Landlord shall apply such excess amounts to Tenant’s tax and Imposition escrow fund for the next tax year.  If any such excess exists following the expiration or earlier termination of this Lease Agreement, Landlord shall promptly refund such excess amounts to Tenant.  The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant and the taxing authorities, and shall not be construed as rent or income to Landlord, and shall not be deemed as the assumption by Landlord to pay such Impositions or be deemed a waiver by Landlord of Tenant’s obligation to pay such Impositions, Landlord serving, if at all, only as a conduit for delivery purposes.

4.05        Discontinuance of Utilities.  Landlord will not be liable for damages to person or property or for injury to, or interruption of, business, whether the business of Tenant or any other Person, for any failure or interruption in the supply of utilities, or discontinuance of utilities nor will such failure, interruption or discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant’s obligations under this Lease Agreement.

4.06        Non-Duplication of Additional Rent.  Notwithstanding Tenant’s obligation to pay all Impositions and other Additional Rent in accordance with the terms hereof, Tenant shall not pay any amount owed that is duplicative of an obligation that Tenant is required to pay as an Imposition or other category of Additional Rent under the Ground Lease Agreement.

ARTICLE V

INSURANCE

5.01        Property Insurance.  Tenant, at Tenant’s expense, shall keep, or cause there to be kept, the Leased Property, including the Improvements, Fixtures, and other components of the Leased Property insured against the following risks:

(a)           Loss or damage by fire, vandalism and malicious mischief, sprinkler leakage and all other physical loss perils commonly covered by “special perils” or “special form” insurance (formerly known as “All Risk” insurance) in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as hereinafter defined).  Such policy shall include an agreed-amount endorsement in form and amount acceptable to Landlord.  Such policy shall also include endorsements for contingent liability for ordinance or law coverage with wording provided to cover the enforcement of operation of building and zoning laws, demolition and removal costs of undamaged parts of the structure, and increased cost of repairs or reconstruction.

(b)           Loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts reasonably acceptable to Landlord.

(c)           Loss of 100% of the rent payable by Tenant under a rental value coverage or endorsement to property policy covering risk of loss for a period of at least the first twelve (12) months of the Term to compensate Landlord for any rent abatement necessitated by the occurrence of any hazards described in Sections 5.01(a) or 5.01(b), above, and which causes an abatement of Rent as provided in Article XI hereof, in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer, containing endorsements for extended period of indemnity and premium adjustment, and written with an agreed-amount clause.

(d)           If the Land is located in whole or in part within a designated flood plain area, loss or damage caused by flood in commercially reasonable amounts acceptable to Landlord.

(e)           If the Land is located in whole or in part within an earthquake zone area, loss or damage caused by earthquake in commercially reasonably amounts acceptable to Landlord.

(f)            Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor’s forgery, and loss of property accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

(g)           In connection with any repairs or rebuilding by Tenant under Article XI hereof, Tenant shall maintain (or cause its contractor to maintain) appropriate builder’s risk insurance or equivalent policy form covering any loss or casualty to the subject Improvements during the course of such repairs or rebuilding.

5.02        Liability Insurance.  Tenant shall, at Tenant’s expense, maintain during the Term liability insurance against the following:

(a)           Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for blanket, contractual, personal injury, owner’s protective liability, real property, fire damage, legal liability, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury and property damage acceptable to Landlord, but with a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence and Ten Million Dollars ($10,000,000) in the aggregate.

(b)           Claims commonly covered by worker’s compensation and employers liability insurance for all persons employed by Tenant on the Leased Property.  Such worker’s compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

5.03        Insurance Requirements.  The following provisions shall apply to all insurance coverage required under this Lease Agreement, including, but not limited to, the insurance required under Sections 5.01 and 5.02 above:

(a)           The carriers of all policies shall have a Best’s Rating of “A-” or better and a Best’s Financial Category of VII or higher and shall be authorized to do business in and licensed to issue insurance policies of the type so issued to Tenant in the State of Colorado.

(b)           Tenant shall be the “named insured” and Landlord shall be an “additional insured” on each liability insurance policy required under Section 5.01, except that if such coverage is under a blanket policy, Landlord, shall each be designated an “additional insured” only with respect to the Leased Property covered under any such policy or policies and the operations and services conducted thereon.  Landlord and any mortgagee of Landlord shall be designated “loss payee” or “mortgagee loss payee” on each property insurance policy required under Section 5.01 and the rent loss insurance coverage required under Section 5.01(c), except that if such coverage is under a blanket insurance policy, each shall be designated a “loss payee”

or “mortgagee loss payee” only with respect to the Leased Property subject to this Lease Agreement.

(c)           Tenant shall deliver to Landlord certificates showing the required coverage and endorsements.  The certificates of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least thirty (30) days’ prior written notice to Landlord.

(d)           The policies shall contain a severability of interest and/or cross-liability endorsement, providing that the acts or omissions of Tenant will not invalidate the Landlord’s coverage, and providing that Landlord shall not be responsible for payment of premiums.

(e)           All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear, except that if this Lease Agreement is terminated pursuant to the exercise of any rights of the parties set forth in Article X of this Lease Agreement, Landlord shall be entitled to disbursement of all property insurance coverages required under Section 5.01 and rent loss insurance proceeds, if any, under Section 5.01(c), without any need for the consent or authorization of Tenant.

(f)            At least five (5) days prior to the expiration of each policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy.

(g)           Landlord shall have the right to review the insurance coverage required hereunder with Tenant from time to time with respect to such insurance coverage required hereunder from time to time, to obtain the input of third party professional insurance advisors (at Landlord’s expense except if an Event of Default shall have occurred and then be continuing) with respect to such insurance coverage, and to provide input to Tenant in Tenant’s annual review and renewal of such insurance coverage.  All insurance coverage hereunder shall be in such form, substance and amounts as are customary or standard in Tenant’s industry.

(h)           Prior to the annual renewal of coverage that occurs during the first year of any Extended Term, Landlord shall have the right to require reasonable adjustments to the minimum insurance requirements set forth in Section 5.02(a), such adjustments (if any) to be effective sixty (60) days following Landlord’s written notice to Tenant specifying the required adjustments.

5.04        Replacement Cost.  The term “full replacement cost” means the actual replacement cost thereof from time to time, including increased cost of construction, with no reductions or deductions.  If, as reasonably determined by Landlord after consultation with Landlord’s third party professional insurance advisors, there has been an increase in the replacement cost of the Improvements, then, upon request of Landlord, Tenant shall, not later than thirty (30) days after the anniversary of each applicable insurance policy, adjust the amount of the replacement cost endorsement to reflect any such increase.  If Tenant makes any permitted alterations to the Leased Property, Landlord may have such full replacement cost re-determined at any time after such permitted alterations are made, regardless of when the full replacement cost was last determined.

5.05        Blanket Policy.  Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage and limits afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease Agreement.

5.06        No Separate Insurance.  Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article V, or increase the amounts of any then existing insurance pertaining to a particular Leased Property by securing an additional policy or additional policies with respect to such Leased Property, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord, are included therein as additional insureds or loss payees, the loss is payable under such insurance in the same manner as losses are payable under this Lease Agreement, and such additional insurance is not prohibited by the existing policies of insurance.  Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.

5.07        Waiver of Subrogation.  Each party hereto hereby waives any and every claim that arises or may arise in its favor and against the other party hereto during the Term or any extension or renewal thereof, for any and all loss of or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered (or, under the terms of this Lease Agreement, should have been covered) by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies.  This mutual waiver shall be in addition to, and not in limitation or derogation of any other waiver or release contained in this Lease Agreement with respect to any loss or damage to property of the parties hereto.  Inasmuch as such waivers will preclude the assignment of any such claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of such mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance coverage by reason of such waivers.

5.08        Mortgages.  The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof and if requested by Landlord in writing: (i) Tenant shall obtain a standard form of mortgagee clause insuring the interest of the mortgagee; (ii) Tenant shall deliver evidence of insurance to such mortgagee; and (iii) Tenant shall provide such other information and documents as may be reasonably required by the mortgagee.

ARTICLE VI

INDEMNITY; HAZARDOUS SUBSTANCES; DANGEROUS CONDITIONS

6.01        Tenant’s Indemnification.  Subject to Section 5.07 and other than for circumstances involving Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, defend, save and hold harmless Landlord, its agents, partners, managers and employees of, from and against any and all demands, claims, causes of action, fines, penalties, damages, losses, liabilities (including, but not limited to, strict liability), judgments, and expenses (including, without limitation, reasonable attorneys’ fees and expenses, court costs, and the costs set forth in Section 10.06 incurred in connection with or arising from any of the following: (a) the use, condition, operation or occupancy of the Leased Property; (b) any activity, work, or thing done, or permitted or suffered by or through Tenant in or about the Leased Property; (c) any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such Person; (d) any claim of any person incarcerated, held or detained in the Leased Property, including claims alleging breach or violation of such Person’s civil or legal rights; (e) any breach, violation, or nonperformance by Tenant or any Person claiming under Tenant or the employees, agents, contractors, invitees or visitors of Tenant or of any such Person, of any term, covenant, or provision of this Lease Agreement or any law, ordinance, rule, regulation or governmental requirement of any kind; (f) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, or visitors, or any other person entering upon the Leased Property under the express or implied invitation of Tenant; and (g) and any accident, injury to or death of persons or loss or damage to any item of property occurring at the Leased Property.  If any action or proceeding is brought against Landlord, its employees, partners, managers or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant’s sole cost and expense with counsel selected by Tenant and reasonably satisfactory to Landlord.  In the event Landlord reasonably determines that its or its employees’, partners’, managers’ or agents’ interests and the interests of Tenant in any such action or proceeding are in material conflict and that Tenant’s counsel cannot adequately represent the interests of Landlord or such persons therein, Landlord shall have the right to hire separate counsel in any such action or proceeding and the reasonable costs and expenses thereof, including all reasonable attorneys’ fees and expenses, shall be paid for by Tenant.

6.02        Hazardous Materials.  Tenant, subject to the facts disclosed in any Phase I environmental report obtained by Landlord with respect to the acquisition of the Leased Property, warrants and represents to Landlord as of the date of this Lease Agreement the following: (a) no activity has been undertaken with respect to the Leased Property to Tenant’s knowledge which would cause a violation under any Hazardous Materials Law; (b) to Tenant’s knowledge, no investigation, administrative order, litigation or settlement with respect to any Hazardous Materials is in existence with respect to the Leased Property, nor, to Tenant’s knowledge, is any of the foregoing threatened; and (c) to Tenant’s knowledge, no notice has been received by Tenant from any Person claiming any violation of any Hazardous Materials Law, or requiring compliance with any Hazardous Materials Law, or demanding payment or contribution for environmental damage or injury to natural resources with respect to the Leased Property.

6.03        Tenant’s Compliance/Indemnities.

(a)           During the Term, Tenant will not store, use, or dispose of any Hazardous Materials, except in such quantities as allowed and in such containers as permitted under and only in material accordance with all applicable Hazardous Materials Laws.  Notwithstanding the foregoing, Tenant anticipates using, storing and disposing of certain Hazardous Materials in connection with the operation of correctional or detention facilities on the Leased Property, which activities are not in violation of Hazardous Materials Laws.  Such substances include, but are not limited to the following: medical wastes, diesel fuel, maintenance and janitorial supplies, and waste from reprographic activities.  During the Term, Tenant shall not allow the storage or use of Hazardous Materials on the Leased Property in any manner not permitted by law and by the standards prevailing in the industry for the storage and use of such substances or materials.

Upon request by Landlord, Tenant shall submit to Landlord annual reports regarding Tenant’s use, storage, and disposal of any of the Hazardous Materials, such reports to include information regarding continued Hazardous Materials inspections, personal interviews, and federal, state and local agency listings.  In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence or absence of Hazardous Materials on the Leased Property.  Unless caused by the negligence or willful misconduct of Landlord, Tenant shall indemnify, defend, save and hold Landlord harmless of, from and against any and all claims, costs, and liabilities, including, but not limited to, reasonable attorneys’ fees and expenses and costs of litigation, incurred as a result of a release or threatened release on the Leased Property of Hazardous Materials or the violation, or the alleged violation, by Tenant of any law, ordinance, regulation, order, permit, decree or similar items, including, but not limited to any Hazardous Materials Laws, relating to hazardous substances, human health or the environment (collectively, “Environmental Laws”) (irrespective of whether there has occurred any violation of any Environmental Law ), in respect of the Leased Property, including, but not limited to, the following: (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental or quasi-governmental body, agency, board or unit or any other person or entity, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity or (d) by reason of a breach of an environmental representation or warranty given by Tenant to Landlord.  The foregoing indemnification of Landlord by Tenant includes, without limitation, all costs incurred by or imposed upon Landlord in connection with any judgments, damages, penalties, fines, liabilities or losses (including, without limitation, damages for the loss or restriction on use of any space or of any amenity in or around the Leased Property, and sums paid in settlement of claims, reasonable attorneys’ fees and costs, reasonable consultant fees and reasonable expert fees) or in connection with the investigation of site conditions or any clean up, or remedial removal or restoration work required by any Federal, state or local governmental agency or political subdivision occurring as a result of the presence of any Hazardous Material in, on or under the Leased Property caused by Tenant or for which Tenant is legally liable.  Tenant’s obligations under this Section 6.02 will survive the termination (including the early expiration) of this Lease Agreement.

(b)           Subject to the provisions of Section 16.03, Landlord or any representatives, contractors or agents of Landlord may inspect, including, but not limited to, if Landlord determines the same is warranted, causing a Phase I and/or Phase II environmental assessment to be performed at, the Leased Property from time to time to determine compliance by Tenant with the environmental representations and covenants set forth in this Section 6.02, and Tenant will cooperate with such inspections, which must be conducted by Landlord in accordance with all applicable rules and regulations and subject to the approval of all federal, state and local correctional and other authorities with inmates incarcerated at, or supervisory responsibility over, the Leased Property.  Such inspections shall be performed at Landlord’s expense unless an Event of Default has occurred or Landlord has a reasonable basis to contend that Tenant has violated its representations or covenants under this Article VI and such inspection is reasonably necessary to determine whether such violation is in existence.  Landlord shall provide Tenant not less than thirty (30) days prior notice of the date and time of any Phase II environmental drilling, sampling or testing involving intrusive procedures and coordinate with Tenant such procedures so that they do not unreasonably interfere with Tenant’s operations at the Facility.  All such inspections shall be performed in accordance with all Environmental Laws.

6.04        Definitions.  Without limitation, “Hazardous Materials” for the purpose of this Article VI shall include any substances regulated by any local, state or federal law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder (collectively, “Hazardous Materials Law”).

6.05        Tenant’s Risk: Limitation of Landlord’s Liability.  Tenant agrees that the Leased Property and all furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease Agreement or any occupancy of the Leased Property by Tenant or anyone claiming under Tenant, may be on the Leased Property, shall, unless caused by the gross negligence or willful misconduct of Landlord, be at the sole risk and hazard of Tenant, and, subject to the foregoing, if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be exonerated from any liability to Tenant or to any person, for any injury, loss, damage or liability to the extent such exoneration is prohibited by law.  Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying or owning property adjoining or adjacent to the Leased Property.  Landlord, its agents, partners, managers and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant’s business occasioned by theft, act of God, public enemy, terroristic threat or act, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from the presence or release of any hazardous substance or material on or from the Leased Property or from any other cause beyond Landlord’s reasonable control.

6.06        Dangerous Condition.  Tenant shall use commercially reasonable efforts in accordance with industry standards to keep the Leased Property free from mold, mildew, lead based paint and any and all other bacteria, fungi, substances and materials in quantities or concentrations that could be reasonably expected to be harmful to the health or safety of any occupants or inmates at the Facility or any employees or other invitees of Tenant or any other person coming onto or in the Facility.

ARTICLE VII

USE AND ACCEPTANCE OF LEASED PROPERTY

7.01        Use of Leased Property.  The Leased Property shall be used and occupied exclusively as a correctional or detention facility together with uses related or incidental to the operation of a correctional or detention facility or required pursuant to the Operating Agreement or any other governmental operating agreement, support agreement or sublease, including, but not limited to, any Service Agreements (as defined below), or any other purpose for which the Leased Property is being used at the Commencement Date of the Term or the Rental Commencement Date, and for no other purpose without the prior written consent of the Landlord, which shall not be unreasonably withheld, delayed or conditioned.  Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate each Leased Property for such purposes.  If requested by Landlord, Tenant shall promptly deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency for the use and occupancy of the Leased Property.

7.02        Acceptance of Leased Property.  Except as otherwise specifically provided in this Lease Agreement, Tenant acknowledges that (i) Tenant and its agents have had an opportunity to inspect the Leased Property, (ii) Tenant has found the Leased Property fit for Tenant’s use, (iii) delivery of the Leased Property to Tenant is in an “as-is” condition, (iv) except for Landlord’s obligations under the Development Agreement with respect to providing funds to finance the development of the Project, Landlord is not obligated to make any improvements or repairs to the Leased Property and (v) as of the Rental Commencement Date, the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, utility, plumbing, Fixtures, Improvements and other portions of the Leased Property will be in good working order.  Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property.

LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE PRESENCE OR ABSENCE OF ANY DEFECT THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

7.03        Conditions of Use and Occupancy.  During the Term, Tenant shall use and keep the Leased Property in a careful, safe and proper manner; not injure, physically overload, deface, damage or otherwise commit nuisance or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extra hazardous on account of fire or potential fire or other hazard or otherwise; keep the Leased Property in such repair and condition as may be required by the local board of health, fire marshal, or other city, state or federal authorities, free of all cost to Landlord; and not permit any acts to be done that will cause the cancellation, invalidation, or suspension of any insurance policy, provided that the foregoing shall be subject to the normal wear and tear contemplated in Section 2.05.

7.04        Financial Reports.

(a)           Within ten (10) business days following Landlord’s request, Tenant shall deliver to Landlord the quarterly and annual average occupancy rates for the Leased Property.

(b)           If at any time during the Term, the financial statements of Cornell Companies, Inc. (“Tenant Parent”) cease to be publicly available or Tenant Parent ceases to be a public company required to file its financial statements with the Securities and Exchange Commission, Tenant shall deliver to Landlord (to the extent not previously delivered or available to Landlord), within ten (10) business days following receipt of a request by Landlord, copies of Tenant Parent’s audited annual financial statement for its two (2) most recent fiscal years for which audited financials have otherwise been prepared, if any.  In addition, if requested by Landlord in connection with any existing or proposed financing or sale of the Leased Property, Tenant shall deliver to Landlord, within ten (10) business days of a request from Landlord, copies of Tenant Parent’s quarterly financial statements for its most recent fiscal quarter for which such statements have been prepared and are available.  Such financial statements of Tenant Parent shall include, if available, a balance sheet, an income statement, and a statement of change in financial position or sources and uses of cash, together with any accompanying notes.  In the event that Tenant Parent’s most recent quarterly or annual financial statements, as applicable, have not been completed and filed publicly as of the date of Landlord’s request therefore, Tenant Parent shall deliver to Landlord copies of the most recent financial statements then prepared and completed by or on behalf of Tenant Parent within ten (10) business days following Landlord’s request and shall deliver updated financial statements when filed publicly.

ARTICLE VIII

REPAIR: COMPLIANCE WITH LAWS:

MECHANICS’ OR CONSTRUCTION LIENS: MAINTENANCE OF SERVICE

CONTRACTS

8.01        Repair and Maintenance.  Tenant shall, at Tenant’s sole cost and expense, maintain the Leased Property in good order, repair and appearance, and repair the Leased Property, including without limitation, all interior and exterior, structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, building systems, HVAC systems, parking areas, sidewalks, water, sewer and gas connections, pipes, and mains.  In determining Tenant’s obligations to maintain the Leased Property hereunder, the parties shall take into consideration the purpose of the Leased Property as a correctional/detention Facility and any maintenance requirements or standard contained in any Operating Agreement.  Tenant shall pay as Additional Rent, in accordance with Section 3.02, the full cost of maintenance, repairs, and replacements to the Leased Property and all Fixtures and Improvements.  Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice.  Tenant shall permit Landlord or any representatives or agents of Landlord to inspect the Leased Property as provided in Section 16.03.  Notwithstanding the foregoing, Landlord has no obligation to inspect the Leased Property, and Landlord will have no liability to Tenant or any other party with respect to the condition of the Leased Property whether or not Landlord inspects the same.

8.02        [Intentionally Omitted.]

8.03        Compliance with Laws.  Tenant shall, at Tenant’s sole cost and expense, comply in all material respects, and shall cause the Leased Property to comply in all material respects, with all laws, codes, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of the Leased Property, whether now or hereafter enacted and in force including without limitation, (a) licensure requirements for operation as a correctional or detention facility or any other use permitted hereunder, (b) requirements of any board of casualty insurance underwriters or insurance service office or any other similar body having jurisdiction over the Leased Property, and (c) all zoning and building codes and Environmental Laws.  At Landlord’s request, from time to time, Tenant shall deliver to Landlord copies of certificates or permits evidencing compliance with such laws including, without limitation, copies of the correctional or detention facility licenses, certificates of occupancy and building permits.  Tenant shall promptly provide Landlord with copies of any notice from any governmental authority alleging any non-compliance by Tenant or the Leased Property with any of the foregoing requirements and such evidence as Landlord may reasonably require with respect to Tenant’s remediation thereof.

8.04        Required Alterations.  Tenant shall, at Tenant’s sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to continue licensure of the Improvements as a correctional or detention facility and all alterations and additions necessary to make the Leased Properties compliant in all material respects under the Americans with Disabilities Act and all applicable state and local laws, ordinances and regulations governing the accessibility of the Leased Properties to persons with disabilities, whether such changes are required by Tenant’s use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatsoever.  Tenant shall provide prior written notice to Landlord of any changes to the Leased Property pursuant to this Section 8.04 which involve changes to the structural integrity of such Leased Property or materially affect the operational capabilities or rated capacity of the Leased Property.  All such additions, changes, improvements or alterations shall be deemed to be a Tenant Improvement (as defined below) and shall comply in all material respects with all laws requiring such alterations and with the provisions of Section 9.01.

8.05        Mechanics’ or Construction Liens.  Tenant shall indemnify, defend, save and hold Landlord harmless of, from and against any and all mechanics’ or construction liens filed against the Leased Property by reason of work, labor services or materials supplied or claimed to have been supplied on or to the Leased Property.  Tenant shall cause to be removed, bonded-off, or otherwise released any mechanics’ or construction lien filed against the Leased Property within forty-five (45) days of the date of filing of such lien.  If Tenant shall fail to discharge any such lien, Landlord may, at its option, after ten (10) business days notice to Tenant of its intent to do so, discharge such lien and treat the cost thereof (including reasonable attorneys’ fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the Event of Default in not discharging such lien.  Tenant shall pay all cost and expenses in connection with the removal of such liens, whether incurred by Landlord or Tenant, including, without limitation, damages, interest, court costs and reasonable attorneys’ fees and expenses.

8.06        Replacements of Fixtures.  Tenant shall not remove Fixtures from the Leased Property except to replace the Fixtures by other similar items of comparable quality and functionality.  Items being replaced by Tenant may be removed and shall become the property of Tenant, and items replacing the same shall be and remain the property of the Landlord.  Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord’s ownership of the Fixtures and replacements therefor.  Tenant may finance replacements for the Fixtures by equipment lease or by a security agreement and financing statement; provided, however, that for any item of Fixtures having a cost greater than or equal to One Hundred Thousand Dollars ($100,000) (or Thirty Thousand Dollars ($30,000) in the case of a financing that is proposed within the last thirty-six (36) months of a Term), Tenant may not finance replacements by security agreement or equipment lease unless (a) Landlord has consented to the terms and conditions of the equipment lease or security agreement, including, without limitation, the amount to be financed and the amortization schedule regarding the principal amount of any such financing, (b) the equipment lessor or lender has entered into a non-disturbance agreement with the Landlord upon terms and conditions acceptable to Landlord, including without limitation, the following: (i) Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default by Tenant under this Lease Agreement, (ii) the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default, and (iii) Landlord shall have the right to assign its rights under the equipment lease, security agreement, or non-disturbance agreement, and (c) Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, reimburse Landlord for all reasonable costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and non-disturbance agreement, including without limitation, attorneys’ fees, expenses and costs.

8.07        Maintenance of Service Agreements.  Tenant shall keep in full force and effect and shall perform all material obligations required to be performed by Tenant under, any and all material contracts, agreements, leases, or commitments or documents applicable to the Leased Property or the operation of the Facility, including but not limited to, Service Agreements (as defined below).  Tenant shall immediately notify Landlord in writing if Tenant or any other party to any such material contract, agreement, lease, or commitment or document applicable to the Leased Property or the operation of the Facility, including, but not limited to, the Service Agreements, is in material default thereunder, or if any Service Agreement has been terminated by any party thereto.

ARTICLE IX

ALTERATIONS; TENANT’S PROPERTY;

CAPITAL ADDITIONS TO THE LEASED PROPERTY

9.01        Tenant’s Right to Construct.  Tenant shall have the exclusive right and access to construct, or cause there to be constructed, the Facility and to otherwise develop, construct and equip the Project, and to implement the Development Plan.  Tenant shall also have the exclusive right and access to make Capital Additions, or other alterations, additions, changes and/or improvements to the Leased Property or the Land as deemed necessary or useful by Tenant to operate the Leased Property as a correctional or detention facility or other use approved by Landlord (the “Primary Intended Use”) (excluding any such alterations, additions, changes and/or improvements in connection with the Project or that are contemplated by the Development Plan, individually, a “Tenant Improvement,” or collectively, “Tenant Improvements”).  “Capital Additions” shall mean a Tenant Improvement consisting of the construction of one or more new buildings or one or more additional structures annexed to any portion of any of the Improvements on the Leased Property, which are constructed on any parcel of Land or portion of the Leased Property or the Land during the Term of this Lease Agreement, including the construction of a new floor, which in each case are not constructed pursuant to or in connection with the Project or contemplated by the Development Plan.  Except as otherwise agreed to by Landlord in writing pursuant to Section 9.09 below, any Tenant Improvement shall be made at Tenant’s sole expense and shall become the property of Landlord upon termination of this Lease Agreement.  Unless made on an emergency basis to prevent injury to person or property, Tenant will submit plans to Landlord for Landlord’s review prior approval, such approval not to be unreasonably withheld or delayed, for any Tenant Improvement which is not a Capital Addition and which has a cost of more than Five Hundred Thousand Dollars ($500,000) or a cost which, when aggregated with the costs of all such Tenant Improvements for the Leased Facility in the same Lease Year, would cause the total costs of all such Tenant Improvements to exceed One Million Dollars ($1,000,000).  Such $500,000 and $1,000,000 amounts shall be increased by three percent (3%) per annum, cumulatively for each subsequent Lease Year.  Additionally, in connection with any Tenant Improvement, including any Capital Addition, Tenant shall provide Landlord with copies of any plans and specification therefor, Tenant’s budget relating thereto, any required government permits or approvals, any construction contracts or agreements relating thereto, and any other information relating to such Tenant Improvement as Landlord shall reasonably request.

9.02        Scope of Right.  Subject to Section 9.01 herein and Section 8.04 concerning required alterations, at Tenant’s cost and expense, Tenant shall have the exclusive right to do the following:

(a)           seek any governmental approvals, including building permits, licenses, conditional use permits and any certificates of need that Tenant requires to construct any Tenant Improvement;

(b)           erect upon the Leased Property or the Land such Tenant Improvements as Tenant deems desirable including but not limited to new facilities or expansions to existing facilities;

(c)           make additions, alterations, changes and improvements in any Tenant Improvement so erected; and

(d)           engage in any other lawful activities that Tenant determines are necessary or desirable for the development of the Leased Property or the Land in accordance with its Primary Intended Use;

provided, however, Tenant shall not make any Tenant Improvement which would impair the value or Primary Intended Use of the Leased Property or the Land without Landlord’s prior written consent.

9.03        Cooperation of Landlord.  Landlord shall cooperate with Tenant and take such actions, including the execution and delivery to Tenant of any applications or other documents, reasonably requested by Tenant in order to obtain any governmental approvals sought by Tenant that have either been approved by Landlord or for which Landlord’s approval is not required to construct any Tenant Improvement within ten (10) business days following the later of (a) the date Landlord receives Tenant’s request together with all information reasonably requested by Landlord regarding the Tenant Improvements, or (b) the date of delivery of any such application or document to Landlord together with all information reasonably requested by Landlord regarding the Tenant Improvements, so long as the taking of such action, including the execution of such applications or documents, shall be without cost to Landlord (or if there is a cost to Landlord, such cost shall be reimbursed by Tenant), and will not cause Landlord to be in violation of any law, ordinance, rule or regulation.

9.04        Commencement of Construction.  Tenant shall perform all of the following in connection with the Tenant Improvements:

(a)           Tenant shall diligently seek all governmental approvals relating to the construction of any Tenant Improvement;

(b)           Once Tenant begins the construction of any Tenant Improvement, Tenant shall diligently prosecute any such construction to completion materially in accordance with applicable insurance requirements, the requirements of any governmental approval or permit relating thereto and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the Leased Property;

(c)           Permit Landlord at any time and from time to time to post and maintain upon the Leased Property or the Land such notices as may be necessary to protect Landlord’s interest from mechanics’ liens, materialmen’s liens, construction liens, or liens of a similar nature;

(d)           Tenant shall not suffer or permit any mechanics’ or construction liens or any other claims or demands arising from the work or construction of any Tenant Improvement to be enforced against the Leased Property or the Land or any part thereof and Tenant shall indemnify, defend, save and hold Landlord harmless of, from and against any and all liability from any such liens, claims or demands, together with all reasonable costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees and expenses;

(e)           All work shall be performed in a good and workmanlike manner consistent with generally accepted construction standards in the industry; and

(f)            Subject to Section 9.09 in the case of Capital Additions, Tenant shall not be permitted to obtain construction or other financing for the Tenant Improvements secured by Tenant’s leasehold interest therein without Landlord’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, and any such financing (i) shall not exceed the cost of the Tenant Improvements, (ii) shall be subordinate to any mortgage or encumbrance now existing or hereinafter created by Landlord with respect to the Leased Property, and (iii) shall be limited solely to Tenant’s interest in the Leased Property or the Land that is the subject of the improvements.

9.05        Rights in Tenant Improvements.  Notwithstanding anything to the contrary in this Lease, all Tenant Improvements constructed pursuant to Section 9.01, any and all subsequent additions thereto and alterations and replacements thereof, shall be the sole and absolute property of Landlord upon the expiration or early termination of this Lease Agreement.  Tenant shall be entitled to all federal and state income tax benefits associated with any Tenant Improvement (other than a Capital Addition purchased or financed by Landlord) during the Term of this Lease Agreement.

9.06        [Intentionally Omitted.]

9.07        Requirements for Personal Property.  Tenant shall comply with all of the following requirements in connection with personal property:

(a)           Tenant shall remove any of Tenant’s personal property, upon the termination or expiration of this Lease Agreement and shall repair any damage to the Leased Property resulting from the removal of Tenant’s personal property.  If Tenant fails to remove Tenant’s personal property within thirty (30) days after the termination or expiration of the Lease Agreement, then Tenant shall be deemed to have abandoned Tenant’s personal property, Tenant’s personal property shall become the property of Landlord (at no cost to Landlord), and Landlord may remove, store and dispose of Tenant’s personal property.  In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord.  Tenant shall pay Landlord, upon demand, all reasonable expenses incurred by Landlord in removing and disposing of Tenant’s personal property and repairing any damage to the Leased Property caused by such removal.  Tenant’s obligations hereunder shall survive the termination or expiration of this Lease Agreement.

9.08        Signs.  Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply in all material respects with all laws, ordinances, rules, permits, approvals and regulations.  On the termination or expiration of this Lease Agreement, Tenant, within thirty (30) days after notice from Landlord, shall remove the signs and repair any damage to the Leased Property or the Land resulting from such removal, which obligation shall survive the expiration or termination hereof.

9.09        Financings of Capital Additions to a Leased Property.

(a)           Prior to seeking construction, permanent or other financing from a third party for a Capital Addition proposed to be made by Tenant to the Leased Property or the Land, Tenant shall submit to Landlord a written request for such financing.  Landlord may, but shall be under no obligation to, offer to provide or arrange such financing.  Within thirty (30) days after receipt of such a request from Tenant, Landlord shall notify Tenant in writing as to whether it will finance the proposed Capital Addition and, if so, the terms and conditions (“Landlord Financing Terms”) upon which it would be willing to do so, including the terms of any amendment to this Lease Agreement for such proposed Capital Addition.

(b)           If Landlord agrees to finance the proposed Capital Addition of Tenant on terms satisfactory to Tenant, Tenant shall provide Landlord, unless Landlord waives any of the clauses below, with the following:

(i)            all customary or other required loan documentation which may be required;

(ii)           any information, certificates, licenses, permits or documents requested by either Landlord or any lender with whom Landlord has agreed or may agree to provide financing, which are necessary to confirm that Tenant will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required, federal, state or local government licenses, permits and approvals;

(iii)          a certificate from Tenant’s architect, setting forth in reasonable detail the projected (or actual, if available) cost of the proposed Capital Addition;

(iv)          an amendment to this Lease Agreement, or a new lease agreement, duly executed and acknowledged, in form and substance reasonably satisfactory to Landlord, and containing such provisions as may be necessary or appropriate, including without limitation, any appropriate changes in the legal description of the Land, the Rent, any security deposit or other escrow required hereunder and other changes with respect to the Capital Addition;

(v)           a deed conveying title to Landlord to any land acquired for the purpose of constructing the Capital Addition, free and clear of any liens or encumbrances except those approved by Landlord and, both prior to and following completion of the Capital Addition, an as-built survey thereof satisfactory to Landlord;

(vi)          endorsements to any outstanding policy of title insurance covering the Leased Property or the Land or a supplemental policy of title insurance covering the Leased Property or the Land satisfactory in form and substance to Landlord (A) updating the same without any additional exceptions, except as may be permitted by Landlord; and (B) increasing the coverage thereof by an amount equal to the fair market value of the Capital Addition;

(vii)         if required by Landlord, (A) an owner’s policy of title insurance insuring fee simple title to any land conveyed to Landlord pursuant to Section 9.09(b)(v), free and clear of all liens and encumbrances except those approved by Landlord and (B) a lender’s policy of title insurance satisfactory in form and substance to Landlord and any lending institution advancing a portion of the cost of the Capital Addition;

(viii)        if required by Landlord, upon completion of the Capital Addition; an MAI appraisal of the Leased Property and the Land indicating that the value of the Leased Property and the Land upon completion of the Capital Addition exceeds the fair market value of the Leased Property and the Land prior thereto by an amount not less than ninety-five percent (95%) of the cost of such Capital Addition; and

(ix)          such other certificates (including, but not limited to, endorsements, increasing the insurance coverage, if any, at the time required), documents, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the board of directors of Tenant authorizing the execution and delivery of all loan documents and any amendment to an this Lease Agreement and any other instruments as may be reasonably required by Landlord and any lending institution advancing any portion of the cost of the Capital Addition.

(c)           Upon making a request to finance a Capital Addition, whether or not such financing is actually consummated, Tenant shall pay or agree to pay, upon demand, all reasonable costs and expenses of Landlord paid or incurred by it in connection with the financing of the Capital Addition, including, but not limited to, (i) the reasonable fees and expenses of its counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv), (v) appraisal fees, if any, and (vi) costs of obtaining regulator and governmental approvals for the construction, operation, use or occupancy of the Capital Addition.

(d)           (i)  If Landlord and Tenant are unable to agree on the terms of the financing by Landlord of a Capital Addition, Tenant may, subject to the terms of this Section 9.09, undertake the cost of any such Capital Addition and seek construction, permanent or other financing from other sources, provided that Tenant shall not use financing for such Capital Addition obtained from such other sources unless the terms and conditions of such financing from other sources are offered by such third party within ninety (90) days after the date Tenant is notified of the Landlord Financing Terms, and the terms and conditions of such other financing provide overall financial terms that are more favorable to the Tenant than those provided by the Landlord Financing Terms (as reasonably determined by Tenant after comparison of the true interest or capitalization rates, amortization and other material factors).  In the event Tenant shall reach an agreement to obtain financing for a Capital Addition from a third party, Tenant shall provide a copy to Landlord of the final set of terms agreed upon by Tenant with such third party.  Landlord shall cooperate with Tenant in obtaining all necessary approvals for such Capital Addition, at no cost or expense to Landlord.

(ii)           If Tenant obtains any construction, permanent or other financing in connection with any Capital Addition, such financing may be secured by Tenant’s leasehold interests in this Lease Agreement and the Ground Lease Agreement and by Tenant’s leasehold interest in the Leased Property and the Land and/or the Capital Addition, provided that Tenant may not finance any Capital Addition with any such lien or encumbrance on Tenant’s leasehold interest under this Lease Agreement or the Ground Lease Agreement or on Tenant’s leasehold interest in the Leased Property or the Land or Capital Addition, unless (a) the leasehold mortgagee or lender has entered into a non-disturbance agreement with the Landlord upon terms and conditions reasonably acceptable to Landlord and Tenant including, without limitation, the following: (i) Landlord shall have the right (but not the obligation) to assume such financing or security agreement upon the occurrence of an Event of Default by Tenant under this Lease Agreement, (ii) the leasehold mortgagee or lender shall notify Landlord of any default by Tenant under the leasehold mortgage or security agreement and give Landlord a reasonable opportunity to cure such default, and (iii) Landlord shall have the right to assign its rights under the leasehold mortgage, security agreement, or non-disturbance agreement, and (b) Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, reimburse Landlord for all reasonable costs and expenses incurred in reviewing the leasehold mortgage, security agreement, and non-disturbance agreement including, without limitation, attorneys’ fees, expenses and costs.

9.10        Financings of Capital Additions to Adjacent Land of Leased Property.  Notwithstanding any provision herein contained to the contrary, Tenant shall have the right to independently conduct additional development (including, but without limitation, development that includes the construction and operation of projects or facilities that are competitive with the Project and the Facility) on property adjacent to or near the Land if it should so elect, without any obligation on the part of Tenant to notify Landlord of such development or to provide any right to Landlord to participate in such development.

ARTICLE X

DEFAULTS AND REMEDIES

10.01      Events of Default.

(a)           Tenant Defaults.  The occurrence of any one or more of the following shall be an event of default (each, an “Event of Default”) hereunder:

(i)            Tenant fails to make payment when due of any installment of Rent payable by Tenant to Landlord under this Lease Agreement and such failure shall continue for ten (10) calendar days after written notice of such failure is given to Tenant by Landlord;

(ii)           Tenant fails, for the third or subsequent time within a given calendar year, to make payment when due of any installment of Rent payable by Tenant to Landlord under this Lease Agreement;

(iii)          Tenant fails to observe and perform, in any material respect, any other material covenant, condition or agreement under this Lease Agreement to be performed by Tenant (except those described in Section 10.01(a)(i) of this Lease Agreement) that is not cured within thirty (30) days following receipt of written notice from Landlord; provided, however, that if such default cannot be cured within such thirty (30) day period through the use of diligent efforts, such period shall be extended for so long as Tenant continues to exercise diligent efforts to cure such default;

(iv)          If Tenant: (a) admits in writing its inability to pay its debts generally as they become due, (b) files a petition in bankruptcy or a petition to take advantage of any insolvency act, (c) makes an assignment for the benefit of its creditors, (d) is unable to pay its debts as they mature, (e) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (f) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

(v)           If Tenant, on a petition in bankruptcy filed against it, is adjudicated as bankrupt or a court of competent jurisdiction enters an order or decree appointing, without the consent of Tenant, a receiver of Tenant of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree is not vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

(vi)          If the estate or interest of Tenant in any material portion of the Leased Property is levied upon or attached in any proceeding and the same is not vacated or discharged within the earlier of sixty (60) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord (unless Tenant is diligently contesting such lien or attachment in good faith); or

(vii)         An Event of Default, as defined in the Ground Lease Agreement, shall have occurred.

10.02      Remedies.  Landlord, in its own name or through a designee or assignee including, but not limited to, Landlord’s mortgagee (the “Landlord Designee”), may exercise any one or more of the following remedies upon the occurrence of an Event of Default and while it is continuing:

(a)           Landlord may terminate this Lease Agreement, exclude Tenant from possession of the Leased Property and use reasonable efforts to lease such Leased Property to others, including any Landlord Designee.  If this Lease Agreement is terminated pursuant to the provisions of this Section 10.02(a), Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant under the Lease Agreement for the balance of the Term if the Lease Agreement had not been terminated, less the net proceeds, if any, received on any re-letting of the Leased Property by Landlord subsequent to such termination, and any other income or other proceeds of any nature realized from the sale, lease or other disposition or utilization of the Leased Property by Landlord, in each case after deducting all of Landlord’s expenses in connection with such re-letting.  Landlord will be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable under this Lease Agreement if it had not been terminated and Landlord will be entitled to receive such damages from Tenant on each such day.  Alternatively, at the option of Landlord, if this Lease Agreement is terminated, and at any time thereafter, Landlord will be entitled, in lieu of proceeding to collect damages on a monthly basis as set forth in the preceding sentence, to recover from Tenant (i) all accrued unpaid Rent then due and payable, and (ii) the worth at the time of the award (as hereafter defined) of the future Rent which would have been due and payable from the date of termination through the Expiration Date as if this Lease Agreement had not been terminated.  The “worth at the time of award” of the amount referred to in clause (ii) means the “present value”, discounted using the New York Prime Rate (as defined below), of the future Rent that would have been due and payable in the absence of such termination.  For purposes of this Lease Agreement, the “New

York Prime Rate” shall mean the lesser of (a) that rate of interest identified as prime or national prime by the Wall Street Journal, as of the applicable date of termination of this Lease Agreement, or if not published or found, then the average rate of interest then charged by JPMorgan Chase Bank, N.A. on ninety (90) day unsecured notes to its preferred customers and (b)the maximum, lawful rate of interest allowed by applicable law.  For the purpose of determining unpaid future Rent under clause (ii), such Rent will be deemed to be the sum of the following: (A) the Base Rent computed pursuant to Section 3.01; and (B) the Additional Rent computed pursuant to Section 3.02.  Such computation of Additional Rent shall be based on the Additional Rent paid for the Lease Year preceding the date of termination, increased by four (4%) percent per year thereafter.  Following payments by Tenant of the foregoing amounts, Landlord shall deliver and pay over to Tenant all rent, income, and other proceeds of any nature realized from the sale, lease or other disposition or utilization of the Leased Property, if any, actually received by Landlord, less Landlord’s reasonably incurred costs and expenses of maintaining and re-leasing or selling the Leased Property.

(b)           (i)            Without demand or notice, Landlord or any Landlord Designee may re-enter and take possession of the applicable Leased Property; and repossess such Leased Property as of the Landlord’s former estate; and, to the extent permitted by law with respect to a correctional or detention facility, expel Tenant and those claiming through or under Tenant from such Leased Property; and, remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions.  If Landlord or Landlord’s Designee elects to re-enter the Leased Property as provided in this Section 10.02(b) or if Landlord or Landlord’s Designee takes possession of such Leased Property pursuant to legal proceedings or pursuant to any notice provided by law, Landlord or Landlord’s Designee, from time to time, without terminating this Lease Agreement, may re-let such Leased Property or any part of such Leased Property, either alone or in conjunction with other portions of the Improvements of which such Leased Property are a part, in Landlord’s or Landlord’s Designee’s name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease Agreement) and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of such Leased Property) as Landlord or Landlord’s Designee, in its discretion, may reasonably determine.  Landlord or Landlord’s Designee may collect and receive the rents, including the Rent, for such Leased Property.  Landlord or Landlord’s Designee will not be responsible or liable for any failure to re-let such Leased Property, or any part of such Leased Property, or for any failure to collect any rent, including the Rent, due upon such re-letting.  No such re-entry or taking possession of such Leased Property by Landlord or Landlord’s Designee will be construed as an election on Landlord’s or Landlord’s Designee’s part to terminate this Lease Agreement unless a written notice of such intention is given to Tenant.  No notice from Landlord or Landlord’s Designee under this Lease Agreement or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease Agreement unless such notice specifically so states.  Landlord and/or Landlord’s Designee reserves the right following any such re-entry or re-letting, or both, to exercise its right to terminate this Lease Agreement by giving Tenant such written notice, and, in that event this Lease Agreement will terminate as specified in such notice.

(ii)           If Landlord or Landlord’s Designee elects to take possession of such Leased Property according to this Section 10.02(b) without terminating this Lease Agreement, Tenant will pay Landlord (A) the Rent, Additional Rent and other sums which would be payable under this Lease Agreement if such repossession had not occurred, less (B) the net proceeds, if any, of any re-letting of such Leased Property after deducting all of Landlord’s or Landlord’s Designee’s expenses incurred in connection with such re-letting, including without limitation, all reasonable and customary repossession costs, brokerage commissions, legal expense, attorneys’ fees and expenses, expense of employees, alteration, remodeling and repair costs, and expenses of preparation for such re-letting.  If, in connection with any re-letting, the new lease term extends beyond the existing Term or such Leased Property covered by such re-letting includes areas which are not part of such Leased Property, a fair apportionment of the rent received from such re-letting and the expenses incurred in connection with such re-letting will be made in determining the net proceeds received from such re-letting.  In addition, in determining the net proceeds from such re-letting over the term of this Lease Agreement, any rent concessions will be apportioned over the term of the new lease.  Tenant will pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing under this Lease Agreement would have been payable if possession had not been retaken, and Landlord or Landlord’s Designee will be entitled to receive the Rent and other amounts from Tenant on each such day.

(c)           Landlord or Landlord’s Designee may re-enter the applicable Leased Property and have, repossess and enjoy the Leased Property as if such Lease Agreement had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

(d)           Landlord may exercise any remedy with respect to any collateral given by Tenant or its affiliates in connection with this Lease Agreement.

(e)           Landlord or Landlord’s Designee may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under this Lease Agreement then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease Agreement.

(f)            Landlord or Landlord’s Designee may exercise any remedy specifically provided for in this Lease Agreement.

10.03      Right of Set-Off.  While an Event of Default is continuing, Landlord may, and is hereby authorized by Tenant, at any time and from time to time, after ten (10) business days prior written notice to Tenant, to set-off and apply any and all sums held by Landlord, including all sums held in any escrow for Impositions, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant under this Lease Agreement and against any claims by Landlord against Tenant, whether or not Landlord has exercised any other remedies hereunder.  The rights of Landlord under this Section 10.03 are in addition to any other rights and remedies Landlord may have against Tenant.

10.04      Performance of Tenant’s Covenants.  Except in cases of emergency, in which event Landlord may proceed without notice, Landlord may, but is not obligated to, perform any obligation of Tenant which Tenant has failed to perform within thirty (30) business days after

Landlord has sent a written notice to Tenant informing it of its specific failure (provided no such notice shall be required if such failure is covered under the provisions of Section 10.01).  Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the New York Prime Rate.

10.05      Interest on past Due Payments.  Any payment not made by Tenant for more than five (5) days after the same is due shall bear interest at the New York Prime Rate from the due date thereof through the date such payment is actually received by Landlord, provided that in the event Tenant fails to make three or more payments when due during any single calendar year, such third or any subsequent payments not paid when due during such year shall bear interest from the due date thereof until payment is received by Landlord without regard to whether such payment is made within five (5) days of such due date.

10.06      Litigation; Attorneys’ Fees.  Within ten (10) days after Tenant has knowledge of any material litigation or other proceeding that may be instituted against Tenant, in relation to the Leased Property or to secure or recover possession thereof, or that may affect the title to or the interest of Landlord in the Leased Property, Tenant shall give written notice thereof to Landlord.  Within thirty (30) business days after Landlord’s presentation of an invoice, Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or presenting Landlord’s rights under this Lease Agreement, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including without limitation, (i) the reasonable fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; (ii) reasonable attorney, paralegal, consulting and witness fees and disbursements incurred by Landlord whether or not any suit or proceeding has commenced; and (iii) the reasonable expenses, including without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith.  All such costs, charges and fees as incurred shall be deemed to be Additional Rent under this Lease Agreement.

10.07      Remedies Cumulative.  The respective remedies of Landlord and Tenant under this Lease Agreement are cumulative to and not in lieu of any other remedies available to Landlord or Tenant, at law or in equity.  The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

10.08      Escrows and Application of Payments.  As security for the performance of its obligations hereunder, Tenant hereby assigns to Landlord all its right, title and interest in and to all monies escrowed with Landlord under this Lease Agreement and all deposits with utility companies, taxing authorities, and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder unless an Event of Default has occurred and is continuing.  Any payments received by Landlord under any provisions of this Lease Agreement during the existence, or continuance of an Event of Default shall be applied to Tenant’s obligations in the order that Landlord may determine.

10.09      Power of Attorney.  Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord’s authorized officer, agent, employee or designee, as Tenant’s true and lawful attorney-in-fact, to act, while an Event of Default is continuing, for Tenant in Tenant’s name, place, and stead, and for Tenant’s and Landlord’s use and benefit, to execute, deliver and file all applications and any and all other necessary documents or things, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses and other governmental authorizations issued to Tenant in connection with Tenant’s operation of the Leased Property, and to do any and all other acts incidental to any of the foregoing.  Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform, while an Event of Default is continuing, every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that such attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and is irrevocable prior to the full performance of the Tenant’s obligations under this Lease Agreement.

ARTICLE XI

DAMAGE AND DESTRUCTION

11.01      General.  Tenant shall notify Landlord if the Leased Property is damaged or destroyed by reason of fire or any other casualty or cause.  Tenant shall use available insurance proceeds to promptly repair, rebuild, or restore the Leased Property so as to make the Leased Property as nearly similar in character and functionality to the Leased Property existing prior to such occurrence as is practicable and reasonable.  Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant’s reasonable control.  Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance received by Landlord for any such repair or rebuilding after deduction of any costs of collection, including attorneys’ fees and expenses.  Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding that are estimated to exceed in the aggregate $5,000,000 (which amount shall be increased by three percent (3%) per annum cumulatively for each subsequent Lease Year (“Substantial Repairs”), Tenant will submit for Landlord’s approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for such Substantial Repairs and the proposed construction contract for such restoration work.  Payment on account of Substantial Repairs will be made out of available insurance proceeds, as work satisfactorily progresses, against properly certified vouchers of the contractors responsible for the work.  Prior to commencing Substantial Repairs, Tenant shall deliver to Landlord for Landlord’s approval a schedule setting forth the estimated monthly draws for such work.  Upon the completion of rebuilding or repairing and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant.  Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Leased Property is reoccupied for any purpose.  Tenant shall complete all such repairs or rebuilding free and clear of mechanic’s, construction or other liens, and in accordance with the building codes and all applicable laws, ordinances, rules, regulations, or orders of any state, municipal, or other public authority affecting or with jurisdiction over the Leased Property and such repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body, affecting the Leased Property.  Any remaining proceeds of insurance after such restoration will be Tenant’s property.  Notwithstanding the foregoing provisions of this Section 11.01, in the case of damage to or destruction of the Leased

Property that occurs prior to the occurrence of Substantial Completion (as defined in the Development Agreement), (i) the entire amount of net available insurance proceeds shall be deposited in the Loss Proceeds Account (or held for deposit therein in the event the Loss Proceeds Account has not yet been established), (ii) the repairs and renovations to be conducted as a result of such damage or destruction and the timeline therefor shall be deemed a supplement to, and a part of, the Development Plan, and each cost in respect thereof shall be deemed a Project Cost and (iii) Tenant shall be entitled to use funds deposited in the Loss Proceeds Account in accordance with Article 9 of the Development Agreement to pay such costs incurred in connection to such repairs and restoration.

11.02      Landlord’s Inspection.  During the progress of Substantial Repairs, Landlord and its architects and engineers, from time to time, may inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding.  Tenant will keep all plans, shop drawings, and specifications available, and Landlord and its architects and engineers may examine them at all reasonable times, at the Leased Property or such other location as Landlord and Tenant shall agree.  If, during such repairs or rebuilding, Landlord and its architects and engineers reasonably determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications.  Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect.  Tenant’s obligations to supply builder’s risk insurance, according to Article V, will be applicable to any repairs or rebuilding under this Article XI.

11.03      Landlord’s Costs.  Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease Agreement, or for any services performed by Landlord’s attorneys in connection therewith; provided, however, that Landlord will consult with Tenant and notify Tenant of the estimated amount of such expenses.

11.04      Rent Abatement.  In the event that the provisions of Section 11.01 above shall become applicable, the Rent, including Additional Rent consisting of real estate taxes and other Impositions shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Leased Property, having regard to the extent to which Tenant may be required to discontinue its business in the Leased Property, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the substantial completion (as defined below) by Tenant of such work or repair and/or reconstruction.  In the event that only a portion of the Leased Property is rendered untenantable or incapable of such use, the Base Rent and all real estate taxes and other Impositions payable hereunder shall be reduced on a pro rata basis in the same proportion as the square footage contained in the Leased Property after the damage or destruction bears to the square footage contained in the Leased Property immediately prior thereto.  For purposes of this Section 11.04, “substantial completion” shall occur upon the issuance of a certificate of occupancy for the Substantial

Repairs to the Leased Property.  Notwithstanding the foregoing, such rental abatement shall be limited to the amount of any rental or business interruption insurance proceeds actually received by Landlord.

11.05      Substantial Damage During Lease Term.  Provided Tenant has complied with Section 5.01 hereof (including actually maintaining in effect rental value insurance or business interruption insurance provided for in clause (c) of Section 5.01), if at any time the Leased Property is so damaged by fire or other casualty that more than fifty percent (50%) of the square footage contained in the Leased Property are rendered unusable, and such Leased Property will not be rendered usable within nine (9) months after the date the restoration work will commence, Tenant may, within sixty (60) days after receipt of Landlord’s notice of the anticipated restoration period, give notice of its election to terminate this Lease Agreement and, subject to the further provisions of this Section 11.05, this Lease Agreement will cease on the tenth (10th) day after the delivery of such notice.  If this Lease Agreement is so terminated, Tenant will have no obligation to repair, rebuild or replace the Leased Property, but will have the obligation to pay to Landlord upon demand the amount of any deductible arising in connection therewith and the entire insurance proceeds (up to the amount of damages suffered by Landlord as a result of such termination) will belong to Landlord.  If this Lease Agreement is not so terminated, Tenant shall use the insurance proceeds to rebuild the Leased Property in accordance with Section 11.01.

11.06      Damage Near End of Term.  Notwithstanding any provisions of Section 11.01 to the contrary, if substantial damage to or destruction of the Leased Property occurs during the last twenty-four (24) months of the Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss, Tenant shall have the right to terminate this Lease Agreement by giving notice to the other within thirty (30) days after the date of damage or destruction, in which event Landlord shall be entitled to retain the entire insurance proceeds (up to the amount of damages suffered by Landlord as a result of such termination) and Tenant shall pay to Landlord on demand the amount of any deductible arising in connection therewith; provided, however, that any such notice given by Landlord shall be void and of no force and effect if Tenant binds itself in writing to timely exercise a future available option to extend the Term pursuant to provisions of this Lease Agreement within thirty (30) days following receipt of such termination notice.

11.07      Assignment of Insurance Proceeds.  In the event of termination pursuant to this Article XI, Landlord shall be entitled to and Tenant hereby unconditionally assigns all of Tenant’s right, title and interest in all proceeds of insurance and rights of recovery (up to the amount of damages suffered by Landlord as a result of such termination) against insurers on policies covering the Leased Property, and all Improvements, Fixtures, Tenant Improvements (including without limitation, any Capital Additions) from such destruction, except for such insurance proceeds that Tenant is entitled to receive for out-of-pocket expenses such as repairs for which Tenant has not been reimbursed, and this assignment shall survive the termination of this Lease.  Notwithstanding anything herein to the contrary, it shall be a condition to Tenant’s right to terminate this Lease Agreement pursuant to this Article XI that Tenant first execute and deliver to Landlord any and all necessary documents required by Tenant’s property insurance carrier to assign in accordance with the foregoing all of Tenant’s rights to the proceeds of insurance and rights of recovery against insurers on policies covering the Leased Property, and all Improvements, Fixtures, personal property and Tenant Improvements (including without limitation, any Capital Additions).

ARTICLE XII

CONDEMNATION

12.01      Definition.  For purposes of this Lease Agreement: (i) the term “Condemnation” shall mean the permanent or temporary taking of the Leased Property or the Land, or any portion thereof, by right of eminent domain, or by conveyance made in response to a threat of the exercise of such right, or by conveyance in settlement of eminent domain litigation, in each case after the occurrence of Substantial Completion (as defined in the Development Agreement), and (ii) the term “Aggregate Leased Property” shall mean collectively the Leased Property and the Land.

12.02      Apportionment of Compensation.  In the event of Condemnation of the Aggregate Leased Property, or any part thereof, except as otherwise provided in this Article XII, Landlord shall be entitled to all compensation payable by the condemning authority under applicable law (hereinafter referred to as an “Award”) for (a) the real property, or part thereof taken, (b) the value of Tenant’s leasehold estate, (c) for all improvements thereto which are taken (except Tenant Improvements which are not Capital Additions purchased or financed by Landlord and then, only the portion of any award therefor allocable to the remaining Term of this Lease Agreement), (d) for all severance damages to the remainder property caused by the Condemnation, including severance damages to the Fixtures and personal property, and (e) attorneys fees and expenses, expert fees and costs of Landlord.  Tenant shall be entitled to all compensation payable by the condemning authority under applicable law, if any, by a separate award for (w) personal property of Tenant; trade fixtures of Tenant and Tenant Improvements taken (subject to the limitations set forth above), (x) business damages suffered by Tenant, and (y) attorneys fees and expenses, expert fees and costs of Tenant.  The foregoing notwithstanding, in the event of a temporary taking by Condemnation for a period of six (6) months or less, compensation payable by the condemning authority shall be payable solely to the Tenant, subject to Tenant having paid to Landlord all Rent and other charges payable under the Lease Agreements for the period of the temporary taking.  In the event the condemning authority is not required under applicable law to pay compensation for an element of damage or loss suffered by a party hereto, that party, to that extent, shall be without a remedy, unless otherwise expressly and specifically provided herein, it being the intent of the parties that, in the absence of an express and specific agreement to the contrary, no party hereto shall be obligated to compensate the other for any damage or loss suffered as a consequence of Condemnation that is not compensable by the condemning authority under applicable law.  No party shall have the right to negotiate a settlement of any claim for compensation made or possessed by another party, nor may any party enter into an agreement with a condemning authority which waives or limits, expressly or implicitly, the entitlement of another party to full compensation in accordance with the provisions hereof.

12.03      Effect on Lease Obligations.

(a)           Total Taking.  In the event of Condemnation of the entire Aggregate Leased Property (but subject to the Lease Agreements), the Lease Agreements shall remain in effect,

with the condemning authority taking the Aggregate Leased Property subject to the Lease Agreements, unless the condemning authority also shall have condemned the leasehold interests of Tenant.  In the event of condemnation of the entire Aggregate Leased Property and the leasehold interests of Tenant, the parties shall be relieved from continuing performance under the Lease Agreements and Tenant shall be relieved from payment of Rent under the Lease Agreements or other charges as of the date of change of ownership and termination of such leasehold estate due to Condemnation.  The parties shall perform those obligations accruing under the Lease Agreements prior to the change in ownership, including such payment of Rent and other charges which become payable prior to the change in ownership and shall remain liable for all obligations (including indemnity obligations) which expressly survive the date of the Condemnation.  To the extent Rent has been paid under a Lease Agreement or has been paid in advance under a Lease Agreement, Landlord shall refund to the Tenant a prorated portion thereof based on the number of days of Tenant’s occupancy under the Lease Agreements for the rental period in question, compared to the number of days in the rental period for which such Rent was paid in advance.

(b)           Partial Taking.  In the event the Condemnation is of a portion of the Aggregate Leased Property, or of an easement or similar interest in the Aggregate Leased Property, the obligations of the parties under the Lease Agreements shall be unaffected unless the effect of the Condemnation is to render the Aggregate Leased Property unsuitable for its Primary Intended Use.  The Aggregate Leased Property shall be deemed “unsuitable for its Primary Intended Use” if the state or condition of the Aggregate Leased Property has been so affected by the Condemnation that, in the good faith judgment of Tenant, reasonably exercised, the Aggregate Leased Property cannot be operated on a commercially practicable basis (taking into account the economic terms of the Lease Agreements) as a correctional or detention facility.  If Condemnation renders the Aggregate Leased Property unsuitable for its Primary Intended Use, Tenant may terminate the Lease Agreements as of the date of the taking, or as of the date of loss of occupancy of the condemned portion (if the date for vacating the Aggregate Leased Property is different from the date of taking), or within thirty (30) days following either the date of taking or the date of loss of occupancy of the condemned portion.  Termination of the Lease Agreements shall not affect the apportionment of compensation as otherwise agreed hereinabove.

(c)           Temporary Taking.  In the event of a Condemnation of all or any part of the Aggregate Leased Property for a period of six (6) months or less, the parties shall be relieved from their obligations under the Lease Agreements only to the extent performance is rendered impracticable or impossible and Tenant shall remain obligated to pay Rent and other charges due under the Lease Agreements to Landlord for the period of such temporary taking.  In the event of such a temporary taking, the entire amount of compensation payable for the temporary taking, whether paid by the condemning authority as damages, rent or otherwise, shall be payable to Tenant, subject to Tenant having paid to Landlord all Rent and other charges payable under the Lease Agreements for the period of such temporary taking.

12.04      [Intentionally Omitted.]

12.05      Restoration of Premises.  If there is a Condemnation of the Aggregate Leased Property and the Lease Agreements remain in full force and effect in accordance herewith, Landlord shall furnish to Tenant the amount of the Award actually received by Landlord, in order for Tenant to accomplish all necessary restoration as reasonably determined by Tenant in consultation with Landlord.  If Tenant receives an Award, Tenant shall repair or restore any Tenant Improvements up to but not exceeding the amount of the Award payable to Tenant therefor.  Before beginning such restoration, or letting any contracts in connection with such restoration, Tenant will submit for Landlord’s approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for such restoration.  Promptly after receiving Landlord’s approval of the plans and specifications, Tenant will begin such restoration and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, terroristic threats or actions, and other causes beyond Tenant’s reasonable control.  Landlord will make available to Tenant the net proceeds of any Award paid to Landlord for such restoration, after deduction of any costs of collection, including attorneys’ fees and expenses.  Payment will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord.  Prior to commencing the restoration, Tenant shall deliver to Landlord for Landlord’s approval a schedule setting forth the estimated monthly draws for such work.  Upon the completion of restoration and the furnishing of such proof, the balance of the Award will be paid to Tenant.  Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Aggregate Leased Property is reoccupied for any purpose.  Tenant shall complete such restoration free and clear of mechanic’s, construction or other liens, and in accordance with the building codes and all applicable laws, ordinances, rules, regulations, permits, approvals or orders of any state, municipal, or other public authority affecting the restoration, and also in accordance with all requirements of the insurance rating organization, or similar body applicable to the Aggregate Leased Property.  Any remaining proceeds of the Award otherwise payable after such restoration is completed will be Tenant’s property.

12.06      Landlord’s Inspection.  During the progress of such restoration, Landlord and its architects and engineers may, from time to time, inspect the Aggregate Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such restoration.  Tenant will keep all plans, shop drawings, and specifications available, and Landlord and its architects and engineers may examine them at all reasonable times.  If, during such restoration, Landlord and its architects and engineers determine that the restoration is not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such restoration does not accord with the approved plans and specifications.  Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect.  Tenant’s obligations to supply insurance, according to Article V, will be applicable to any restoration under this Article XII.  Tenant shall be responsible to pay the costs for all such architects and engineers pursuant to Section 11.03.

ARTICLE XIII

TENANT’S RIGHT OF FIRST REFUSAL

13.01      Rights of First Refusal.  Subject to the terms and conditions set forth in this Section 13.01 and provided that no Event of Default under Sections 10.01(a)(i), (iii), (iv), (v), or (vi) with respect to the Leased Property has occurred and is continuing at the time of such exercise or at the expiration of this Lease Agreement, Tenant shall have a right of first refusal (the “Purchase Refusal Right”) to purchase the Leased Property (including any Leased Property owned by an Affiliate of Landlord).  So long as no Event of Default under Sections 10.01(a)(i), (iii), (iv), (v), or (vi) with respect to the subject Leased Property has occurred and is continuing at the time of such exercise or at the expiration of this Lease Agreement), if, during the Term or any Renewal Term and for a period of thirty (30) days following termination of this Lease Agreement (other than as a result of the exercise by Landlord of its remedies under this Lease Agreement), Landlord or any Affiliate of Landlord receives a bona fide third party offer to transfer the Leased Property (the “Offer”), including, without limitation, a transfer consisting of a proposed Landlord Change of Control, then, prior to accepting such Offer, Landlord shall send written notice and a copy thereof to Tenant and to any other party so designated by Tenant (“Landlord’s Notice”), which Notice shall contain the identity of the third party purchaser or survivor, as the case may be, the price and other material terms of the proposed transaction.  In the case of a proposed transfer of the Leased Property as a part of a larger transaction involving the transfer of other properties of Landlord (“Multiple Property Transfer”), Landlord shall include with the Landlord’s Notice an indication of that portion of the aggregate purchase price to be paid in such Multiple Property Transfer that Landlord reasonably allocates to the Leased Property (the “Allocated Price”), which Allocated Price shall be supported by written analysis and documentation included with such Landlord’s Notice demonstrating a reasonable basis for such allocation.  Tenant shall have thirty (30) days after receipt of Landlord’s Notice to exercise Tenant’s Purchase Refusal Right, by giving Landlord written notice thereof.  Failure of Tenant to exercise the Purchase Refusal Right within such time period set forth above shall be deemed to extinguish the Purchase Refusal Right with respect to that particular Offer and thereafter, Landlord or its Affiliates may transfer such Leased Property; provided, however, that the transfer of the Leased Property is at a price equal to or greater than the price contained in the Landlord’s Notice, and otherwise consistent in all material respects with the terms and conditions set forth in Landlord’s Notice (including the third party purchaser).  Tenant’s Purchase Refusal Right shall revive in the event that Landlord fails to transfer the Leased Property pursuant to the Offer within one year following the date of Landlord’s Notice; it being understood that the Refusal Right shall at all times remain in existence with respect to any other offer for which the Refusal Right has not been deemed extinguished hereunder.  In the event that Tenant elects to exercise the Purchase Refusal Right and to acquire the Leased Property thereby, (a) Tenant shall acquire such Leased Property on the same terms and conditions and subject to all time periods and other limitations as provided in Landlord’s Notice ,provided, however, (X) Tenant shall in all events have not less than one hundred twenty (120) days to close its acquisition of the Leased Property following its written notice exercising its Purchase Refusal Right), (Y) in the case of a Multiple Property Transfer, the purchase price to be paid by Tenant for the Leased Property shall be the Allocated Price, and (Z) in the case of a Landlord Change of Control, the purchase price to be paid by Tenant for the Leased Property shall be the fair market value of the Leased Property, as determined by the appraisal procedures set forth in Section 16.21 hereof, and Tenant shall have thirty (30) days following the determination of a final appraised value pursuant to such Section 16.21 to close its acquisition of the Leased Property, and (b) concurrently with such acquisition, this Lease Agreement shall terminate (but Tenant shall remain liable to pay any accrued Rent due and payable on the closing date with respect to such Leased Property and all indemnifications and other provisions that survive the expiration of this Lease Agreement shall continue in effect).  Notwithstanding the foregoing provisions, the Purchase Refusal Right shall not be applicable to (i) any transfer of Leased Property to (A) any Affiliate of Landlord or (B) any joint venture in which Landlord (or an Affiliate of Landlord) at all times maintains management control and an equity interest of at least ten percent (10%), so long as such Affiliate or joint venture acquires such Leased Property subject to the Purchase Refusal Right, or (ii) any transfer (directly or indirectly, including a transfer by means of a Landlord Change of Control), in a single transaction or series of related transactions, of multiple properties (including the Aggregate Leased Property) having an aggregate fair market value (including the fair market value of the Aggregate Leased Property) of which the fair market value of the Aggregate Leased Property represents no more than fifty percent (50%) of the total fair market value at the time of transfer.  A “transfer” shall mean either (i) any conveyance of fee simple title (other than conditional assignments for security or mortgage purposes) or any lease which has a term in excess of one (1) year or (ii) a Landlord Change of Control.  A “Landlord Change of Control” shall mean the acquisition by any Person of the beneficial ownership (directly or indirectly) of the voting membership interests in the Landlord, whether through purchase, merger, consolidation or otherwise, unless an Affiliate of the Landlord (as constituted immediately prior to such transaction) is the surviving or acquiring Person and such Affiliate acquires such Leased Property subject to the Purchase Refusal Right.

ARTICLE XIV

ASSIGNMENT AND SUBLETTING: ATTORNMENT

14.01      [Intentionally Omitted.]

14.02      Permitted Transfers.

(a)           Landlord’s consent will not be required in connection with an assignment of this Lease Agreement or sublet of all or any part of the Leased Property to (i) an Affiliate of Tenant for so long as such entity remains an Affiliate of Tenant, or (ii) any entity succeeding to substantially all of the assets of Tenant as a result of consolidation or merger, or (iii) any entity to which all or substantially all of Tenant’s stock or assets have been sold or transferred, or (iv) any other transferee experienced in the business of the management and operation of correctional facilities (each, a “Permitted Transferee”); provided, however, that no such assignment or subletting shall result in Tenant being released or discharged from any liability under this Lease Agreement, unless (1) the Permitted Transferee agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting, and (2) in the case of a Permitted Transferee that is not an Affiliate of Tenant, either (X) Tenant demonstrates to Landlord’s reasonable satisfaction that the Permitted Transferee satisfies the Financially Responsible Test (as hereinafter defined) or (Y) Tenant or the Permitted Transferee deposits with Landlord an unconditional, irrevocable letter of credit (the “Letter of Credit”) in form and substance satisfactory to Landlord and satisfying the requirements of this Lease Agreement in a face amount equal to twenty-four (24) months (or such lesser amount as Landlord may approve in Landlord’s sole discretion) of the Base Rent then payable under this Lease Agreement (such amount referred to as the “Security Amount”) and proof reasonably satisfactory to Landlord that such Permitted Transferee satisfies the Financially Responsible Test or the Letter of Credit shall have been delivered to Landlord at least fifteen (15) days prior to the effective date of any such transaction.  For purposes of this Lease

Agreement, an “Affiliate” of an entity means any entity that controls, is controlled by, or is under common control with such entity.  For the purposes of the foregoing definition of an Affiliate, “control” means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity’s affairs.  For purposes of this Lease Agreement, the term “Financially Responsible Test” shall mean that the Permitted Transferee has a shareholders’ equity, determined in accordance with generally accepted accounting principles consistently applied, at least equal to $100,000,000.  Notwithstanding the foregoing but provided that there is no Event of Default is in existence under this Lease Agreement at any time during the Test Period (as hereinafter defined) or as of the Return Date (as hereinafter defined) and Landlord has not delivered to Tenant or the Permitted Transferee any notice of any uncured default under this Lease Agreement for which the cure period has not expired as of the Return Date, in the event that following the deposit of the Letter of Credit with Landlord as required by this Section 14.02(a), the Permitted Transferee satisfies the Financially Responsible Test set forth above for four (4) consecutive fiscal quarters of such Permitted Transferee (the “Test Period”) and proof reasonably satisfactory to Landlord that such Permitted Transferee has satisfied such Financially Responsible Test during the Test Period is delivered to Landlord, Landlord will release the Letter of Credit within thirty (30) days after Landlord determines that such Financially Responsible Test has been satisfied by the Permitted Transferee during the Test Period (the “Return Date”).

(b)           The Letter of Credit shall have a stated duration of and shall be effective for at least one year, with provision for automatic successive annual one-year extensions, and shall include the right of Landlord to draw thereon if the issuer of the Letter of Credit at any time notifies Landlord that the Letter of Credit will not be automatically renewed.  The Letter of Credit shall (i) be at all times in the amount of the Security Amount, (ii) shall permit multiple and partial draws, (iii) shall be made payable to Landlord and be expressly transferable by and assignable at no charge to Landlord, to its successors or assigns of this Lease Agreement; and (iv) shall be payable at sight upon presentment to the issuer of a simple sight draft signed by Landlord accompanied by a certificate stating that Landlord is permitted to draw upon the Letter of Credit pursuant to the terms of this Lease Agreement and setting forth the amount that Landlord is permitted to draw.  The Letter of Credit shall be kept in force throughout the then remaining term of this Lease Agreement and for sixty (60) days following the expiration of this Lease Agreement, as it may be extended, except that if such earlier termination is based on Tenant’s default, the Letter of Credit shall be kept in force until sixty (60) days after the date when the Term would have expired had this Lease Agreement not been earlier terminated.  A renewal Letter of Credit shall be provided no later than thirty (30) days prior to the expiration date of any Letter of Credit issued hereunder, and if not so provided, Landlord may draw the entire amount of the expiring Letter of Credit and hold the proceeds in a segregated account in cash for the same purposes as the Letter of Credit.  The Letter of Credit shall be issued by a commercial bank reasonably satisfactory to and approved by Landlord in writing which has capital assets of at least $1,000,000,000 and capital reserves of at least $100,000,000, and which is a member of the Federal Reserve System.

(c)           Landlord shall hold the Letter of Credit throughout the then remaining Term of this Lease Agreement as security for the performance by the Permitted Transferee of all obligations hereunder.  If there is an Event of Default, Landlord shall have the right from time to time, without prejudice to any other remedy Landlord may have on account thereof and whether before or after enforcing its remedies to draw upon the Letter of Credit or any part thereof and retain, use or apply the proceeds to Landlord’s damages arising from, or to cure, any Event of Default.  The application of any proceeds of the Letter of Credit is not a prerequisite to Landlord’s right to resort to its remedies hereunder or at law or in equity.  Landlord shall return the balance of the Security Amount, or so much thereof as shall have theretofore not been applied or released in accordance with the terms of this Section 14.02 to Tenant within thirty (30) days of the expiration or earlier termination of the Term of this Lease Agreement and surrender of possession of the Property by Tenant to Landlord at such time, provided that there is then existing no Event of Default (nor any circumstance which, with the passage of time or the giving of notice, or both, would constitute an Event of Default).

14.03      [Intentionally Omitted.]

14.04      Permitted Subleases.  Landlord acknowledges that from time to time Tenant may respond to requests for proposals (“RFP’s”) from governmental entities seeking (a) government operating agreements, support agreements and/or service agreements (or amendments thereto) in connection with the housing or detention of inmates or detainees at all of any portions of the Leased Property including, but not limited to, the Operating Agreement (collectively, the “Service Agreements”) or (b) agreements with licensees in connection with Tenant’s operation of correctional or detention facilities as is customarily associates with or incidental to the operation of such Leased Property, which agreements may be in the nature of a sublease agreement (collectively, “Sublease Agreements”) for the housing or detention of inmates or detainees at the Leased Property.  Tenant agrees to deliver to Landlord copies of all Service Agreements or Sublease Agreements in effect with respect to the Leased Property, together with any amendments thereof and any notices of termination or default received from the relevant contracting governmental entities, regardless of whether any such Service Agreement or Sublease Agreement is deemed a sublease hereunder.  Notwithstanding any provision hereunder contained to the contrary, Landlord shall have no right to approve or reject a Service Agreement or Sublease Agreement, and each Service Agreement and Sublease Agreement shall be deemed permitted hereunder, provided that the term thereof does not extend beyond the Term (including all Renewals Terms) of this Lease Agreement.

14.05      Effect of Assignment.  No assignment or sublease, including without limitation, any Sublease Agreement, shall in any way impair the continuing primary liability of Tenant hereunder.  Any assignment shall be limited to Tenant’s interest in this Lease Agreement.  Any assignment, sublease or other transfer of all or any portion of Tenant’s interest herein in contravention of this Article XIV shall be voidable at Landlord’s option.

ARTICLE XV

QUIET ENJOYMENT; SUBORDINATION,

ATTORNMENT AND ESTOPPEL CERTIFICATES

15.01      Quiet Enjoyment.  So long as Tenant performs all of its obligations under this Lease Agreement, Tenant’s possession of the Leased Property will not be disturbed by or through Landlord.

15.02      Landlord Mortgages: Subordination.  Without the consent of Tenant, but subject to Section 15.03, and provided that Landlord obtains an SNDA in accordance with Section 15.03, that provides that in the event any party succeeds to Landlord’s interest under this Lease Agreement when no Event of Default exists, such party will not disturb Tenant’s possession, use or occupancy of the Leased Property in accordance with the provisions of this Lease Agreement and will otherwise honor this Lease Agreement unchanged, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrances or title retention agreement on the Leased Property, or any portion thereof or any interest therein, whether to secure any borrowing or other means of financing or refinancing.  Tenant’s rights under this Lease Agreement shall be subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against any Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects any Leased Property or any interest of Landlord in any Leased Property, except to the extent that any such instrument expressly provides that this Lease Agreement is superior.  This provision will be self-operative, and no further instrument or subordination will be required in order to effect it.  However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this Section, to confirm or effect any such subordination.  If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, and Landlord is not in breach of this Lease Agreement, Landlord may execute, acknowledge and deliver any such document on behalf of Tenant as Tenant’s attorney-in-fact, Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant’s attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section.  This power of attorney is coupled with an interest and is irrevocable.

15.03      Attornment: Non-Disturbance.  If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in Section 15.02 succeeds to Landlord’s interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease Agreement.  Tenant, upon request of any Person succeeding to the interest of Landlord, including any Landlord’s Designee, shall automatically become the tenant of, and attorn to, such successor in interest without changing this Lease Agreement.  Upon request by Landlord, Landlord’s Designee or such successor in interest, Tenant will execute, acknowledge and deliver a subordination, non-disturbance and attornment agreement (“SNDA”) in a commercially reasonable form required by the mortgagee or holder, provided that the form of SNDA Tenant is required to execute does not amend or modify the terms of this Lease Agreement and provides that in the event any party succeeds to Landlord’s interest under this Lease Agreement when no Event of Default exists, such party will not disturb Tenant’s possession, use or occupancy of the Leased Property in accordance with the provisions of this Lease Agreement and will otherwise honor this Lease Agreement unchanged.  If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, and Landlord is not in breach of this Lease Agreement, Landlord may execute, acknowledge and deliver any such document on behalf of Tenant as Tenant’s attorney-in-fact.  Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant’s attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section.  This power of attorney is coupled with an interest and is irrevocable.

15.04      Estoppel Certificate.

(a)           At the request of Tenant or Landlord, the other party shall execute, acknowledge and deliver an estoppel certificate (“Estoppel Certificate”), in recordable form, in favor of the requesting party and, if applicable, such requesting party’s lender, mortgagee or purchaser, as the case may be, pertaining to matters reasonably and customarily requested in such certificates, including, but not limited to, the following:

(i)            that this Lease Agreement is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications;

(ii)           the date to which Rent and other charges have been paid;

(iii)          that the requesting party is not in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default, if that be the case, or specifying any existing default;

(iv)          if applicable, that the Tenant has accepted and occupies such Leased Property;

(v)           if applicable, that Tenant has no defenses, set-off’s, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist;

(vi)          if applicable, that the Landlord has no outstanding construction or repair obligations; and

(vii)         such other information as may be reasonably requested.

Neither party will be required to execute an Estoppel Certificate that materially amends or materially modifies the terms of this Lease Agreement.

(b)           Any purchaser, lender or mortgagee may rely on the Estoppel Certificate.

(c)           If Tenant fails to deliver an Estoppel Certificate to Landlord within ten (10) days after the request of the Landlord, then Tenant shall be deemed to have certified that the facts set forth in the certificate are true and correct.  Further, if Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, and Landlord is not in breach of this Lease Agreement, Landlord may execute, acknowledge and deliver any such document on behalf of Tenant as Tenant’s attorney-in-fact, Tenant hereby constitutes and irrevocably appoints Landlord, Landlord’s Designee and each of their respective successors and assigns, as Tenant’s attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section.  This power of attorney is coupled with an interest and is irrevocable.

(d)           If Landlord fails to deliver the estoppel certificates to Tenant within ten (10) days after the request of the Tenant, then Landlord shall be deemed to have certified that the facts set forth in the certificate are true and correct.  Further, if Landlord fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, and Tenant is not in breach of this Lease Agreement, Tenant may execute, acknowledge and deliver any such document on behalf of Landlord as Landlord’s attorney-in-fact.  Landlord hereby constitutes and irrevocably appoints Tenant as Landlord’s attorney-in-fact solely for the limited and exclusive purpose to execute, acknowledge, and deliver on behalf of Landlord the estoppel certificate described in this Section 15.04.  This power of attorney is coupled with an interest and is irrevocable.

ARTICLE XVI

MISCELLANEOUS

16.01      Notices.  Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter “Notices”) required to be given pursuant to the terms of this Lease shall be in writing and shall be addressed as follows:

If to Tenant:	Cornell Corrections of California, Inc.
c/o Cornell Companies, Inc.
1700 W. Loop South, Suite 1500
Houston, Texas 77027
Fax: (713)622-2853
Attention: General Counsel

If to Landlord:	Inland PPD Hudson Associates, L.L.C.
c/o Inland Public Properties Development, Inc.
211 E. 7th Street, Suite 1120
Austin, TX 78701 Fax: (512)236-9701
Attn: Charles R. Jones

With a copy to:	Inland Public Properties Development, Inc.
2901 Butterfield Road
Oak Brook, IL 60181
Fax:(630)218-4900
Attn: General Counsel

and shall be served by (i) personal delivery, (ii) certified mail, return receipt requested, postage prepaid, (iii) nationally recognized overnight courier, or (iv) by facsimile.  All Notices shall be deemed to be given upon the earlier of actual receipt or three (3) days after mailing, one (1) business day after deposit with the overnight courier or by a facsimile receipt.  Any Notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received.  Landlord or Tenant may change its notice address at any time by giving the other party notice of such charge.

16.02      Advertisement of Leased Property.  In the event the parties hereto have not executed a renewal lease of the Leased Property within twelve (12) months prior to the expiration of the Term, and Tenant has not given notice of extension of the Term under Section 2.03(a), then Landlord or its agent shall have the right to enter such Leased Property at all reasonable times and in accordance with Section 16.03 for the purpose of exhibiting such Leased Property to others.

16.03      Landlord’s Access.  Landlord shall have the right to enter upon the Leased Property, upon reasonable prior notice to Tenant and at reasonable times so as not to interrupt Tenant’s operation of the Leased Property, for purposes of inspecting the same and assuring Tenant’s compliance with this Lease Agreement; provided, any such entry by Landlord shall be subject to all reasonable rules, guidelines and procedures prescribed by Tenant or otherwise required by law or any applicable Government Authority.  So long as no Event of Default has occurred, all such inspections shall be at Landlord’s sole cost and expense.  So long as no Event of Default has occurred, if, pursuant to this Section 16.03, Landlord’s inspections are completed through an agent or contractor of Landlord, Landlord shall require such agent or contractor to obtain and maintain general liability insurance in an amount not less than $1,000,000 per occurrence, naming Landlord and Tenant as additional insureds at all times while such inspections are conducted.  Landlord shall deliver evidence of such insurance to Tenant prior to commencing such inspections.  So long as no Event of Default is continuing under this Lease Agreement and except in the event of an emergency, Landlord shall not be allowed entry to the Leased Property unless accompanied by such of Tenant’s personnel as Tenant shall require provided Tenant makes such personnel available to Landlord at reasonable times.

16.04      Entire Agreement.  This Lease Agreement, the Development Agreement and the Purchase Agreement constitute the entire agreement between Landlord and Tenant with respect to the subject matter hereof and thereof.

16.05      Severability.  If any term or provision of this Lease Agreement is held to be invalid or unenforceable, such holding shall not affect the remainder of this Lease Agreement and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the Rents therefor, in which event this Lease Agreement shall forthwith terminate as if by expiration of the Term.

16.06      Captions and Headings.  The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease Agreement or the intent of any provision hereof.

16.07      Governing Law.  This Lease Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado.

16.08      Waiver.  No waiver by either party of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord’s right to terminate this Lease Agreement or exercise any other remedy granted herein on account of such existing default.

16.09      Binding Effect.  This Lease Agreement will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

16.10      Authority.  The persons executing this Lease Agreement on behalf of Landlord and Tenant each warrant to the other that (a) each has the power and authority to enter into this Lease Agreement; (b) each is qualified to do business in the state in which the Leased Property is located; and (c) each of such persons is authorized to execute this Lease Agreement on behalf of Landlord or Tenant, as applicable.  Landlord and Tenant shall each, upon request, provide evidence satisfactory to the other confirming these representations.

16.11      Transfer of Permits, Etc.  Upon the expiration or earlier termination of the Term of this Lease Agreement, Tenant shall, at the option of Landlord, use reasonable efforts to transfer to and relinquish to Landlord or Landlord’s Designee and cooperate with Landlord or Landlord’s Designee in connection with the processing by Landlord or Landlord’s Designee of all licenses, operating permits, and other governmental authorization and all contracts, including without limitation, the correctional or detention facility license, all Service Agreements and Sublease Agreements and any other contracts with governmental or quasi-governmental entities, in each case which may be transferred and which may be necessary or appropriate for the operation by Landlord or Landlord’s Designee of the subject Leased Property for the purposes of operating a correctional or detention facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord’s Designee.  Any such permits, licenses, certificates and contracts which are held in Landlord’s name now or at the termination of this Lease Agreement shall remain the property of Landlord or Landlord’s Designee.  To the extent permitted by law, Tenant hereby irrevocably appoints Landlord, its successors and assigns and any nominee or nominees specifically designated by Landlord or any successor or assign as Tenant’s attorney in fact to execute, acknowledge, deliver and file all documents appropriate to such transfer or processing of any such application on behalf of Tenant. This power of attorney is coupled with an interest and is irrevocable.

16.12      Modification.  This Lease Agreement may only be modified by a writing signed by both Landlord and Tenant.

16.13      Incorporation by Reference.  All schedules and exhibits referred to in this Lease Agreement are incorporated into this Lease Agreement.

16.14      [Intentionally Omitted.]

16.15      Laches.  No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

16.16      Permitted Contests.  Tenant, on its own or on Landlord’s behalf (or in Landlord’s name), but at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any legal requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that, (a) in the case of an unpaid

Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a legal requirement, Landlord would not be susceptible to possible civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Five Hundred Thousand Dollars ($500,000), Tenant shall deliver to Landlord and its counsel an opinion of Tenant’s counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable, (e) in the case of a legal requirement and/or an Imposition, lien, encumbrance, or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this Section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition) or any other sums payable by Tenant to Landlord hereunder, (f) in the case of an insurance requirement, the coverage required by Article V shall be maintained, (g) no contest may extend beyond the expiration or earlier termination of this Lease Agreement and (h) if such contest be finally resolved against Tenant, Tenant, as Additional Rent due hereunder, shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable legal requirement or insurance requirement.  Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein.  Tenant shall indemnify, defend, save and hold Landlord harmless of, from and against any and all liability, cost or expense of any kind, including, but not limited to, attorneys’ fees and expenses, that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

16.17      Construction of Lease.  This Lease Agreement has been reviewed by Landlord and Tenant and their respective professional advisors.  Landlord, Tenant, and their advisors believe that this Lease Agreement is the product of all their efforts, that they express their agreement, and agree that they shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of any party’s efforts in preparing such documents.

16.18      Counterparts.  This Lease Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed one and the same instrument.

16.19      Relationship of Landlord and Tenant.  The relationship of Landlord and Tenant is the relationship of landlord and lessee.  Landlord and Tenant are not partners, joint venturers, or associates.

16.20      Submission to Jurisdiction.

(a)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS LEASE AGREEMENT AND THE OTHER ANCILLARY DOCUMENTS MAY BE BROUGHT IN

THE COURTS SITUATED IN HARRIS COUNTY, TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS LEASE AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE NON EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 16.01, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

(b)           EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS LEASE AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

16.21      Appraisal.  If it becomes necessary to determine the fair market value of the Leased Property in connection with the exercise of an option to purchase with respect thereto, the Landlord and Tenant shall attempt to agree upon a single appraiser to make such determination within thirty (30) days after a demand for an appraisal has been made by either the Landlord or Tenant in accordance with this Section 16.21.  If the Landlord and Tenant are unable to agree upon a single appraiser within thirty (30) days thereafter, then the party giving the notice of demand for appraisal shall give notice to the other of a person selected to act as appraiser on its behalf.  Within ten (10) days after such notice, Landlord (or Tenant, as the case may be) shall by notice to the Tenant (or Landlord, as the case may be) appoint a second person as appraiser on its behalf.  The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and have had prior experience in appraising correctional and detention facilities (or reasonably similar facilities), shall, within forty five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property to determine the fair market value thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser has been so appointed, or if two appraisers have been so appointed but only one such appraiser has made such determination within the later to occur of 10 business days following delivery of such appraisal to the other party or fifty (50) days after the making of Tenant’s or Landlord’s request, then the determination of such appraiser shall be final and binding upon the parties.  If two appraisers have been appointed and have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined does not exceed ten percent (10%) of the lesser of such amounts, then the fair market value shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined.  If the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser.  If no such appraiser has been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of fair market value, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court.  Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the fair market value within forty five (45) days after appointment of such appraiser.  The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and the average of the sum of the remaining two determinations shall be final and binding upon Landlord and Tenant as the fair market value of the Leased Property.  This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties and judgment may be entered upon such determination in any court having jurisdiction of the matter.  Landlord and Tenant shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one half (½) of the fees and expenses of the third appraiser and one half (½) of all other costs and expenses incurred in connection with each appraisal.

16.22      Brokers.  Landlord and Tenant each represent and warrant one to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease Agreement.  Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt in connection with this Lease Agreement.  Landlord shall indemnify and hold Tenant harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt in connection with this Lease Agreement.

16.23      Warranties.  Notwithstanding the assignment to Landlord of the construction and manufacturers’ warranties with respect to the Leased Property or any Capital Addition in connection with the acquisition thereof from Tenant, Landlord shall cooperate with Tenant in Tenant’s enforcement, at Tenant’s sole cost and expense, of any express or implied warranties or guaranties of workmanship or materials given by contractors, subcontractors, architects, draftsmen, materialmen or manufacturers that guarantee or warrant against defective design, workmanship or materials in connection with the construction of, or any alteration or improvement to, the Leased Property.  Landlord will execute such documents as Tenant may reasonably require in order to evidence the authority of Tenant to enforce such guaranties and warranties in Landlord’s name or on Landlord’s behalf.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

TENANT:

CORNELL CORRECTIONS OF CALIFORNIA, INC., a California corporation

By:	/s/ William Turcotte
Name: William Turcotte
Title: Vice President

LANDLORD:

INLAND PPD HUDSON ASSOCIATES, L.L.C., a Delaware limited liability company

By: Inland Public Properties Development, Inc., a Delaware corporation, its sole member

By:	/s/ Charles R. Jones
Charles R. Jones, President and Chief Executive Officer